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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Valero Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ASSURE A QUORUM.

VALERO ENERGY CORPORATION

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors has determined that the 2005 Annual Meeting of Stockholders of Valero Energy Corporation will be held on Thursday, April 28, 2005 at 10:00 a.m., Central Time, at Valero’s offices located at One Valero Way, San Antonio, Texas 78249 (near the southwest corner of the intersection of I.H. 10 and Loop 1604 West), for the following purposes:

(1)	Elect three Class II directors to serve until the 2008 Annual Meeting or until their respective successors are elected and have been qualified;

(2)	Ratify the appointment of KPMG LLP as Valero’s independent registered public accounting firm for 2005;

(3)	Approve the 2005 Omnibus Stock Incentive Plan; and

(4)	Transact any other business properly brought before the meeting.

By order of the Board of Directors,

Jay D. Browning
Vice President and
Corporate Secretary

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249

March 25, 2005

VALERO ENERGY CORPORATION
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

VALERO ENERGY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2005

General Information

This Proxy Statement is being mailed to stockholders beginning on or about March 25, 2005 in connection with the solicitation of proxies by the Board of Directors of Valero Energy Corporation to be voted at the 2005 Annual Meeting of Stockholders of Valero on April 28, 2005. The accompanying notice describes the time, place and purposes of the Annual Meeting.

Holders of record of Valero’s Common Stock, $0.01 par value, at the close of business on March 1, 2005 are entitled to vote on the matters presented at the Annual Meeting. On the record date, 256,633,254 shares of Common Stock were issued and outstanding and entitled to one vote per share.

Holders of record of Valero’s 2% Mandatory Convertible Preferred Stock (liquidation preference $25 per share) at the close of business on March 1, 2005 are entitled to vote on the matters presented at the Annual Meeting. On the record date, 9,072,488 shares of Preferred Stock were issued and outstanding, and entitled to 0.991 of one vote per share.

Action may be taken at the Annual Meeting on April 28, 2005 or on any date or dates to which the meeting may be adjourned. Holders of shares of Common Stock and Preferred Stock representing a majority of the voting power, present in person or represented by properly executed proxy, shall constitute a quorum. If instructions to the contrary are not given, shares will be voted as indicated on the proxy card. A stockholder may revoke a proxy at any time before it is voted by submitting a written revocation to Valero, returning a subsequently dated proxy to Valero or by voting in person at the Annual Meeting.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on such a proposal. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum, has the effect of a negative vote when a majority of the voting power of the issued and outstanding shares is required for approval of a particular proposal and has no effect when a majority of the voting power of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval. Pursuant to NYSE rules, brokers will not have discretion to vote on Proposal No. 3 (Approval of the 2005 Omnibus Stock Incentive Plan), but will have discretion to vote on the other items scheduled to be presented at the Annual Meeting.

Valero pays for the cost of soliciting proxies and the Annual Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of Valero, none of whom will be specially compensated for such activities. Valero also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. Valero has retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $15,000, plus reimbursement of certain out-of-pocket expenses.

Participants in Valero Benefit Plans please note:

In the case of participants in Valero’s thrift plan, the proxy card will represent (in addition to any shares held individually of record) the number of shares allocated to the participant’s accounts under the thrift plan. For those shares held under the plan, the proxy card will constitute an instruction to the Trustee of the plan as to how those shares are to be voted. Shares for which instructions are not received may be voted by the Trustee in accordance with the terms of the plan.

Information Regarding the Board of Directors

The business of Valero is managed under the direction of the Board of Directors. The Board conducts its business through meetings of the Board and its committees. During 2004, the Board held nine meetings and the standing committees held 24 meetings in the aggregate. No member of the Board attended less than 75% of the meetings of the Board and committees of which he or she was a member. The Company expects all Board members to attend the Annual Stockholder Meeting. All Board members attended the 2004 Annual Stockholder Meeting.

Valero’s Restated Certificate of Incorporation requires the Board to be divided into Class I, Class II and Class III directors, with each class serving a staggered three-year term.

The Board has standing Audit, Compensation, Executive, Finance and Nominating/Governance committees. Each committee has a written charter. The committees of the Board and the number of meetings held by each committee in 2004 are described below.

Independent Directors

The Board of Directors has one member of management and eight non-management directors. The Board has determined that all eight of its non-management directors meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”) as set forth in the NYSE Listed Company Manual. The independent directors are: E. Glenn Biggs, W.E. “Bill” Bradford, Ronald K. Calgaard, Jerry D. Choate, Ruben M. Escobedo, Bob Marbut, Donald L. Nickles and Susan Kaufman Purcell.

As a member of management, William E. Greehey, Chairman of the Board and Chief Executive Officer, is not an independent director under the NYSE’s listing standards.

The Audit, Compensation, Finance and Nominating/Governance committees of the Board are each composed entirely of directors who meet the independence requirements of the NYSE listing standards. Each member of the Audit Committee also meets the additional independence standards for Audit Committee members set forth in the regulations of the Securities and Exchange Commission (“SEC”).

Independence Determinations

Under the NYSE’s listing standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board of Directors has determined that each of the independent directors named above has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and is therefore independent under the NYSE’s listing standards.

As provided for under the NYSE listing standards, the Board of Directors has adopted categorical standards or guidelines to assist the Board in making its independence determinations with respect to each director. Under the NYSE listing standards, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement.

A relationship falls within the guidelines adopted by the Board if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;

•	consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years;

•	consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director or trustee pursuant to matching gift program of the Company and made on terms applicable to employees and directors; or is in amounts that do not exceed $1 million per year; and

•	is not required to be, and it is not otherwise, disclosed in this proxy statement.

Audit Committee

The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the quality, objectivity and performance of Valero’s internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee also monitors Valero’s efforts to comply with environmental laws and regulations. The members of the Audit Committee are Ruben M. Escobedo (Chairman), E. Glenn Biggs and Susan Kaufman Purcell. The Audit Committee met eight times in 2004. For further information, see the “Report of the Audit Committee” below.

The Board of Directors has determined that each of the Audit Committee members meets the independence standards for audit committee members set forth in the NYSE listing standards and applicable regulations of the SEC. The Board of Directors has determined that a member of the Audit Committee, namely Ruben M. Escobedo, is an “audit committee financial expert” (as defined by the SEC), and that he is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee reviews and reports to the Board on matters related to compensation strategies, policies and programs, including certain personnel policies and policy controls, management development, management succession and benefit programs. The Compensation Committee also approves and administers Valero’s stock option, restricted stock, incentive bonus and other stock plans. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation”

below. The members of the Compensation Committee are Bob Marbut (Chairman), W.E. “Bill” Bradford and Jerry D. Choate, none of whom are current or former employees or officers of Valero. The Compensation Committee met six times in 2004.

There are no compensation committee interlocks. For the previous three fiscal years, except for compensation arrangements disclosed in this Proxy Statement, the Company has not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any committee member, nor is the Company aware of any means, directly or indirectly, by which a committee member could receive a material benefit from the Company.

Executive Committee

The Executive Committee exercises the power and authority of the Board during intervals between meetings of the Board. With limited exceptions specified in Valero’s bylaws and under Delaware law, actions taken by the Executive Committee do not require Board ratification. The members of the Executive Committee are William E. Greehey (Chairman), E. Glenn Biggs and Ruben M. Escobedo. The Executive Committee met three times in 2004.

Finance Committee

The Finance Committee reviews and monitors the investment policies and performance of the Company’s thrift and pension plans, insurance and risk management policies and programs, and finance matters and policies as needed. The members of the Finance Committee are Ronald K. Calgaard (Chairman), Bob Marbut, Donald L. Nickles and Susan Kaufman Purcell. The Finance Committee met four times in 2004.

Nominating/Governance Committee

The Nominating/Governance Committee evaluates policies on the size and composition of the Board and criteria and procedures for director nominations, and considers and recommends candidates for election to the Board. The committee also evaluates, recommends and monitors corporate governance guidelines, policies and procedures, including codes of business conduct and ethics. The members of the Nominating/Governance Committee are Jerry D. Choate (Chairman), W. E. “Bill” Bradford and Ronald K. Calgaard. The Nominating/Governance Committee met three times in 2004.

In addition to recommending W. E. “Bill” Bradford, Ronald K. Calgaard and William E. Greehey, who are currently Class II directors, as the director nominees for election as Class II directors at the 2005 Annual Meeting, the committee considered and recommended appointment of a lead director to preside at meetings of the Board without management, and recommended assignments for the committees of the Board. The full Board approved the recommendations of the Nominating/Governance Committee and adopted resolutions approving the slate of director nominees to stand for election at the 2005 Annual Meeting, the appointment of a lead director and assignments for the committees of the Board for the one year period following the 2005 the Annual Meeting. The committee also identified and interviewed Senator Donald L. Nickles as a prospective board member, and recommended to the full board that he be elected as a director.

Selection of Director Nominees

The Nominating/Governance Committee solicits recommendations for potential Board candidates from a number of sources including members of the Board of Directors, officers of the Company, individuals personally known to the members of the Board of Directors, and third-party research. In addition, the committee will consider candidates submitted by stockholders. Any such submissions must be in writing and should include the candidate’s name, qualifications for Board membership, sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee’s qualifications can be made. Submissions should be directed to the Company’s Corporate Secretary at the address indicated on the cover page of this Proxy Statement. The level of consideration that the committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee. The committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis. In addition, in order to nominate a person for election as a director at an annual stockholders meeting, the bylaws of the Company require stockholders to follow certain procedures, including providing timely notice, as described under “Additional Information—Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluation of Director Candidates

The Nominating/Governance Committee is responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

•	skills and expertise complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, management, financial, governmental affairs or other relevant expertise.

The committee may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the committee will determine whether to interview the candidate, and if warranted, will recommend that one or more of its members, other members of the Board or senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the committee determines the nominees and submits them to the full Board for consideration and approval.

Following the above procedures, the committee identified, interviewed and recommended to the Board that Donald L. Nickles, who recently retired from the U.S. Senate, be elected as a director. Senator Nickles was elected as a director at the meeting of the Board held on February 3, 2005.

Lead Director/Meetings of Non-Management Directors

Pursuant to the recommendation of the Nominating/Governance Committee, the Board has designated Ronald K. Calgaard to serve as the Lead Director for meetings of the non-management Board members outside the presence of management. The non-management Board members regularly meet outside the presence of management board members and management.

Communications with the Board, Non-Management Directors or Lead Director

Stockholders and other interested parties may communicate with the Board, the non-management directors or the Lead Director by sending a written communication in an envelope addressed to “Board of Directors,” “Non-management Directors,” or “Lead Director” in care of the Company’s Corporate Secretary at the address indicated on the cover page of this Proxy Statement.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, and controller (collectively referred to as the Company’s “Senior Financial Officers”). This Code charges the Senior Financial Officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports the Company files with the SEC and compliance with applicable laws, rules and regulations.

Governance Documents

Valero has posted its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of the committees of the Board of Directors on Valero’s internet website at http://www.valero.com (in the “Investor Relations” section). Valero’s governance documents are available in print to any stockholder of record that makes a written request to Valero. Inquiries must be directed to the Company’s Corporate Secretary at the address indicated on the cover page of this Proxy Statement.

Compensation of Directors

Non-employee directors receive a retainer fee of $60,000 per year, plus $1,500 for each Board and committee meeting attended in person and $1,000 for each Board and committee meeting attended telephonically. Directors who serve as chairperson of the Audit or Compensation Committees receive an additional $20,000 annually and directors who serve as chairperson of a committee other than the Audit or Compensation Committees receive an additional $10,000 annually. Each director is also reimbursed for expenses of meeting attendance. Directors who are employees of the Company receive no compensation (other than reimbursement of expenses) for serving as directors.

Valero maintains the Restricted Stock Plan for Non-Employee Directors, or Director Stock Plan, and the Non-Employee Director Stock Option Plan, or Director Option Plan, to supplement the compensation paid to non-employee directors and increase their identification with the interests of Valero’s stockholders through ownership of Common Stock. Each non-employee director receives an annual grant of Common Stock valued at $60,000 that vests (becomes nonforfeitable) in equal annual installments over a three-year period.

Under the Director Option Plan, each non-employee director receives an annual grant of options to purchase Valero Common Stock. The plan provides that each new non-employee director elected to the Board receives an initial grant of 5,000 options that vest in equal annual installments over a three-year period. On the date of each subsequent annual meeting of stockholders, each non-employee director (who is not a new non-employee director) receives a grant of 1,000 additional options that vest fully one year following the date of grant. Stock options awarded under the Director Option Plan have an exercise price equal to the market price of the Common Stock on the date of grant. All options expire seven years following the date of grant. Options vest and remain exercisable in accordance with their original terms if a director retires from the Board.

In the event of a “Change of Control” as defined in the Director Stock Plan and Director Option Plan, all unvested shares of Common Stock and options previously granted immediately become vested or exercisable. Each plan also contains anti-dilution provisions providing for an adjustment in the number of restricted shares or options, respectively, that have been granted to prevent dilution of benefits in the event any change in the capital structure of the Company affects the Common Stock.

PROPOSAL NO. 1 Election of Directors
(Item 1 on the Proxy Card)

The Company’s Board is divided into three classes for purposes of election. Three Class II directors will be elected at the Annual Meeting to serve a three-year term that will expire at the 2008 Annual Meeting. The nominees for Class II director are W. E. “Bill” Bradford, Ronald K. Calgaard and William E. Greehey.

The persons named in the enclosed proxy card intend to vote for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees.

The Board of Directors recommends that stockholders vote “FOR ALL” nominees.

Directors are elected by a plurality of the votes cast by the holders of the shares of Common Stock and Preferred Stock represented at the Annual Meeting and entitled to vote. The nominees for Class II directors receiving the greatest number of votes, whether or not these votes represent a majority of the votes of the holders of the shares of Common Stock and Preferred Stock present and voting at the Annual Meeting, will be elected as directors. Votes “withheld” from a nominee will not count against the election of the nominee. If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the vacancy, or the persons named as proxies will use their best judgment in voting for any available nominee. The Board has no reason to believe that any current nominee will be unable to serve.

Information Concerning Nominees and Other Directors

The following table sets forth information concerning each nominee for election as a director for a three-year term of office that will expire in 2008 and the current directors whose terms expire in 2006 and 2007. The information provided is based partly on data furnished by the directors and partly on the Company’s records. There is no family relationship among any of the executive officers, directors or nominees for director of Valero.

		Executive
		Officer	Age as of
	Position(s) Held	or Director	December 31,	Director
Name	with Valero	Since (1)	2004	Class (2)

Nominees

W. E. “Bill” Bradford	Director	2001	70	II

Ronald K. Calgaard	Director	1996	67	II

William E. Greehey	Director, Chairman of the Board and Chief Executive Officer	1979	68	II

Other Directors

E. Glenn Biggs	Director	2001	71	I

Ruben M. Escobedo	Director	1994	67	I

Bob Marbut	Director	2001	69	I

Jerry D. Choate	Director	1999	66	III

Donald L. Nickles	Director	2005	56	III

Susan Kaufman Purcell	Director	1994	62	III

(1)	Dates reported include service on the Board of Valero’s former parent company prior to Valero’s separation from that company in 1997.

(2)	If reelected, the terms of office of Class II directors will expire at the 2008 Annual Meeting. The terms of office of the Class I directors will expire at the 2007 Annual Meeting and the terms of office of the Class III directors will expire at the 2006 Annual Meeting.

Class II Nominees

Mr. Bradford is the retired Chairman of Halliburton Company. Prior to its 1998 merger with Halliburton, he was Chairman and Chief Executive Officer of Dresser Industries, Inc., where he had been employed in various capacities since 1963. He is also a director of Kerr-McGee Corporation. Mr. Bradford served as a director of Ultramar Diamond Shamrock Corporation (“UDS”) or its predecessors since 1992, and has served as a director of Valero since December 31, 2001 (the date on which UDS merged with and into Valero, the “UDS Acquisition”).

Dr. Calgaard served as President of Trinity University, San Antonio, Texas, from 1979 until his retirement in 1999. Dr. Calgaard is currently Chairman and Chief Executive Officer of Austin Calvert & Flavin Inc. in San Antonio. He is also a director of The Trust Company, N.A. and served as its Chairman from June 1999 until January 2000. He previously served as a director of Valero Natural Gas Company from 1987 to 1994. Dr. Calgaard has served as a director of Valero or its former parent company since 1996.

Mr. Greehey has served as Chairman of the Board and Chief Executive Officer of Valero and its former parent company since 1979. He was also President of Valero from 1998 until January 2003. Mr. Greehey is also Chairman of the Board of the managing general partner of Valero L.P.1

Other Directors

Mr. Biggs is President of Biggs & Co., which is engaged in developmental projects and financial planning. He is currently Chairman of Hester Asset Management Corp. and Southwestern Bancorp. He previously served as Chairman of the Board of City Public Service, the gas and electric utility company for the City of San Antonio. He also served as a director of Valero Natural Gas Company from 1987 to 1989. Mr. Biggs served as a director of UDS or its predecessors since 1987, and has served as a director of Valero since 2001.

Mr. Escobedo has been with his own public accounting firm, Ruben Escobedo & Company, CPAs, in San Antonio, Texas since its formation in 1977. Mr. Escobedo also serves as a director of Cullen/Frost Bankers, Inc. and previously served as a director of Valero Natural Gas Company from 1989 to 1994. Mr. Escobedo has served as a director of Valero or its former parent company since 1994.

Mr. Marbut has been Chairman and Chief Executive Officer of Argyle Communications, Inc. since 1992, and Chairman and Chief Executive Officer of SecTecGLOBAL, Inc. since 2002. He was Chairman and Co-Chief Executive Officer of Hearst-Argyle Television, Inc. from 1997 until 2001 and served as Chairman until 2003. He was previously Chairman and Chief Executive Officer of Argyle Television, Inc. and of Argyle Television Holding, Inc. Prior to 1992, Mr. Marbut served as President and Chief Executive Officer of Harte-Hanks Communications, Inc. for 20 years. He also serves as Executive Chairman of Electronics Line 3000 Ltd., and as a director of Tupperware Corporation and Hearst-Argyle Television, Inc. Mr. Marbut served as a director of UDS or its predecessors since 1990, and has served as a director of Valero since 2001.

Mr. Choate retired from Allstate Corporation at the end of 1998 where he had served as Chairman of the Board and Chief Executive Officer since January 1, 1995. Mr. Choate also serves as a director of Amgen, Inc. and Van Kampen Mutual Funds. Mr. Choate has served as a director of Valero since 1999.

Senator Nickles retired in January 2005 as U.S. Senator from Oklahoma after serving in the U.S. Senate for 24 years. Previously, he served in the Oklahoma State Senate for two years. During his tenure as a U.S. Senator, he held many leadership positions, including Assistant Republican Leader, Chairman of the Republican Senatorial Committee and Chairman of the Republican Policy Committee. He served as Chairman of the Senate Budget Committee and served on several other committees, including the Finance and Energy and Natural Resources Committees. Upon his retirement from the Senate, he formed and is the Chairman and Chief Executive Officer of The Nickles Group, a Washington-based consulting and business venture firm. Senator Nickles also serves on the Board of Chesapeake Energy Corporation. Senator Nickles has served as a director of Valero since February of 2005.

[1] Valero L.P. is a Delaware limited partnership whose common units are listed on the NYSE under the symbol “VLI.” Valero, through its wholly owned subsidiaries, owns an aggregate of approximately 43.6% of the limited partner interests in Valero L.P. and also owns a 2% general partner interest.

Dr. Purcell is the Director of the Center for Hemispheric Policy at the University of Miami. The center was formed to examine the relationship between the United States and Latin America with respect to economic development, trade, healthcare, politics, security and other issues. Dr. Purcell previously served as Vice President of the Americas Society in New York, New York since 1989 and also as Vice President of the Council of the Americas. She serves as a director of The Brazil Fund, Inc., Scudder Global Commodities Stock Fund, Inc., Scudder Global High Income Fund, Inc., and Scudder New Asia Fund, Inc., which are closed-end funds within the same fund complex. Dr. Purcell has served as a director of Valero or its former parent company since 1994.

For detailed information regarding the nominees’ holdings of Common Stock, compensation and other arrangements, see “Information Regarding the Board of Directors,” “Beneficial Ownership of Valero Securities,” “Executive Compensation” and “Transactions with Management and Others.”

Beneficial Ownership of Valero Securities

Stock Split. On July 15, 2004, Valero’s board of directors approved a two-for-one Common Stock split. The stock split was effected in the form of a Common Stock dividend. The stock dividend was distributed on October 7, 2004 to stockholders of record on September 23, 2004. All share and per share data (except par value) in this Proxy Statement have been adjusted to reflect the effect of the stock split for all periods presented.

The following table sets forth information with respect to each entity known to Valero to be the beneficial owner of more than 5% of its Common Stock as of December 31, 2004 and of its Preferred Stock as of March 1, 2005, and with respect to its Common Stock, is based solely upon statements on Schedules 13G filed by such entities with the SEC.

		Shares
	Name and Address	Beneficially	Percent
Title of Security	of Beneficial Owner	Owned	of Class *

Common Stock	Barclays Global Investors, N.A. (1)	33,444,968	13.09%
	45 Fremont St., 17th Floor
	San Francisco, California 94105

	FMR Corp. (2)	18,329,508	7.17%
	82 Devonshire Street
	Boston, Massachusetts 02109

	Wellington Management Company, LLP (3)	18,292,180	7.16%
	75 State Street
	Boston, Massachusetts 02109

Preferred Stock	UBS Securities LLC	2,051,100	22.61%
	677 Washington Blvd, 9th Fl.
	Stamford, Connecticut 06901

	Bank of New York	1,948,275	21.47%
	One Wall Street
	New York, New York 10286

	Goldman, Sachs & Co.	1,466,336	16.16%
	180 Maiden Lane
	New York, New York 10038

	Morgan Stanley & Co. Inc.	682,187	7.52%
	One Pierrepont Plaza, 7th Floor
	Brooklyn, NY 11201

	CitiBank, N.A.	591,619	6.52%
	3800 CitiBank Center B3-15
	Tampa, Florida 33610

	Lehman Brothers, Inc.	497,095	5.48%
	70 Hudson
	Jersey City, New Jersey 07302

*	The reported percentages are based on 255,475,852 shares of Common Stock outstanding on December 31, 2004 and 9,072,488 shares of Preferred Stock outstanding on March 1, 2005.

(1)	Barclays Global Investors, N.A. has filed with the SEC a Schedule 13G, reporting that it or certain of its affiliates beneficially owned in the aggregate 33,444,968 shares, that it had sole voting power with respect to 23,407,437 shares and sole dispositive power with respect to 26,540,207 shares. One affiliate, Barclays Global Investors, Ltd., was reported to have sole voting power with respect to 4,985,402 shares and sole dispositive power with respect to 4,997,636 shares. Another affiliate, Barclays Global Fund Advisors, was reported to have sole voting power with respect to 1,425,646 shares and sole dispositive power with respect to 1,673,679 shares. Another affiliate, Barclays Global Investors Japan Trust and Banking Company Limited, was reported to have sole voting and dispositive power with respect to 214,411 shares.

(2)	FMR Corp. has filed with the SEC a Schedule 13G, reporting that it or certain of its affiliates beneficially owned in the aggregate 18,329,508 shares, that it had sole dispositive power with respect to 18,329,508 shares and sole voting power with respect to 5,299,520 shares. One affiliate, Fidelity Management & Research Company, was reported to be the beneficial owner of 12,899,768 shares. One affiliate, Fidelity Management Trust Company, was reported to be the beneficial owner of 1,717,077 shares and have sole voting power with respect to 131,400 shares. Another affiliate, Strategic Advisors, Inc., was reported to beneficially own 2,145 shares. Another affiliate, Fidelity International Limited, was reported to beneficially own 3,710,518 shares, and have sole voting and dispositive power for those shares.

(3)	Wellington Management Company, LLP has filed with the SEC a Schedule 13G, reporting that it or certain of its affiliates beneficially owned in the aggregate 18,292,180 shares, that it has shared voting power with respect to 13,683,380 shares and has shared dispositive power with respect to 18,292,180 shares.

Except as otherwise indicated, the following table sets forth information as of February 1, 2005 regarding Common Stock beneficially owned (or deemed to be owned) by each nominee for director, each current director, each executive officer named in the Summary Compensation Table and all current directors and executive officers of Valero as a group. The persons listed below have furnished this information to Valero and accordingly this information cannot be independently verified by Valero.

	Common Stock
			Percent
	Shares	Shares Under	of Class
Name of	Beneficially	Exercisable	Common
Beneficial Owner (1)	Owned (2)(3)	Options (4)	Stock (2)

E. Glenn Biggs	3,744	50,818	*
Keith D. Booke	132,332	253,000	*
W. E. Bradford	20,474	50,818	*
Ronald K. Calgaard	7,890	35,936	*
Jerry D. Choate	6,408	27,000	*
Michael S. Ciskowski	101,505	151,006	*
Ruben M. Escobedo (5)	35,200	21,000	*
William E. Greehey	2,772,425	4,807,566	2.91%
Gregory C. King	151,930	359,146	*
William R. Klesse	326,007	333,880	*
Bob Marbut (6)	15,244	50,818	*
Donald L. Nickles	0	0	*
Susan Kaufman Purcell	10,672	23,988	*
All executive officers and directors as a group	3,583,831	6,164,976	3.73%

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(1)	The business address for all beneficial owners listed above is One Valero Way, San Antonio, Texas 78249.

(2)	As of February 1, 2005, 255,523,487 shares of Common Stock were issued and outstanding. No executive officer, director or nominee for director of Valero owns any class of equity securities of Valero other than Common Stock. The calculation for Percent of Class includes shares listed under the captions “Shares Beneficially Owned” and “Shares Under Exercisable Options.”

(3)	Includes shares allocated pursuant to the Valero Thrift Plan through January 31, 2005, as well as shares of restricted stock granted under Valero’s Executive Stock Incentive Plan and the Director Stock Plan. Except as otherwise noted, each person named in the table, and each other executive officer, has sole power to vote or direct the vote and to dispose or direct the disposition of all such shares beneficially owned by him or her. Restricted stock granted under the Executive Stock Incentive Plan and the Director Stock Plan may not be disposed of until vested. Does not include shares that could be acquired under options, which information is set forth in the second column.

(4)	Includes shares subject to options that are exercisable within 60 days from February 1, 2005. Such shares may not be voted unless the options are exercised. Options that may become exercisable within such 60-day period only in the event of a change of control of Valero are excluded. Except as set forth in this Proxy Statement, none of the current executive officers, directors or nominees for director of Valero hold any rights to acquire Common Stock, except through exercise of stock options.

(5) Includes 1,346 shares held by spouse and 1,346 shares held in a trust.

(6)	Includes 2,000 shares held by spouse and 2,340 shares held by a corporation controlled by the listed person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Valero’s executive officers, directors and greater than 10% stockholders to file with the SEC certain reports of ownership and changes in ownership. Based on a review of the copies of such forms received and written representations from certain reporting persons, Valero believes that during the year ended December 31, 2004 all Section 16(a) reports applicable to its executive officers, directors and greater than 10% stockholders were filed on a timely basis, except for Form 4s for Mr. Marbut, a director, involving the purchase of 4,000 shares of Valero Common Stock in three separate transactions in March and April 2004. The transactions were reported on July 1, 2004.

The following Performance Graph and Report of the Compensation Committee of the Board of Directors on Executive Compensation are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any of Valero’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Performance Graph

The following line graph compares the Cumulative Total Return* on an investment in Valero Common Stock against the cumulative total return of the S&P 500 Composite Index and an index of peer companies selected by Valero for the period of five years commencing December 31, 1999 and ending December 31, 2004. The Peer Group selected by Valero consists of the following 12 companies that are engaged in the domestic energy industry: Ashland Inc., Amerada Hess Corp., ChevronTexaco Corp., ConocoPhillips, ExxonMobil Corp., Frontier Oil Corp., Marathon Oil Corp., Murphy Oil Corp., Occidental Petroleum Corp., Premcor Inc., Sunoco Inc., and Tesoro Corp.

Comparison of Five-Year Cumulative Total Return*
Among Valero Energy Corporation
The S&P 500 Index and a Peer Group

DOLLARS
500
450
400
350
300
250
200
150
100
50
0
12/99
12/00
12/01
12/02
12/03
12/04
Valero Energy Corporation
S&P 500
Peer Group

	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
Valero Common Stock	100	189	196	192	243	480
S&P 500	100	91	80	62	80	89
Peer Group	100	110	107	93	119	154

This Performance Graph and the related textual information are based on historical data and are not necessarily indicative of future performance.

*	Assumes that an investment in Valero Common Stock and that each index was $100 on December 31, 1999. “Cumulative Total Return” is based on share price appreciation plus reinvestment of dividends on Valero Common Stock from December 31, 1999 through December 31, 2004.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Valero’s executive compensation programs are administered by the Compensation Committee of Valero’s Board of Directors. The Committee is composed of three independent directors who are not participants in the Company’s executive compensation programs. Policies adopted by the Committee are implemented by Valero’s compensation and benefits staff. Valero’s executive compensation programs are intended to provide strong incentives for high performance, enabling Valero to recruit, retain and motivate the executive talent necessary to be successful.

Compensation Policies

Valero’s philosophy for compensating executive officers is based on the belief that a significant portion of executive compensation should be incentive based and determined by both the Company’s and the executive’s performance. Compensation for Valero executives includes base salary, an annual incentive bonus opportunity, and long-term, equity-based incentives. The CEO and other executive officers also participate in benefit plans generally available to other employees.

To assist with determining executive compensation, including base salary and annual and long-term incentive compensation, Valero utilizes a Compensation Peer Group, consisting of compensation database information and analyses of an independent compensation consultant that includes compensation practices and data for a group of 12 companies that have significant participation in the domestic oil refining and marketing industry, and includes those Peer Group companies for which compensation data is available. The selection of the companies included in the Compensation Peer Group reflects consideration of each company’s relative revenues, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships for the positions under consideration. Additionally, Valero periodically references other independent compensation surveys for executive pay practices in the oil refining and marketing industry. Recommendations for base salary, bonuses and other compensation arrangements are developed by Valero compensation and benefits staff utilizing the foregoing information and analyses and are periodically reviewed by the independent compensation consultant and submitted to the Committee for consideration.

Annual incentive bonuses, when awarded, are related both to measures of Company financial performance and to individual performance. Long-term incentives, which can include performance shares, restricted stock, restricted stock units and stock option grants, are intended to balance executive management focus between short- and long-term goals and provide capital accumulation linked directly to Valero’s performance. For executive officers, including the CEO, base salary levels as well as annual and long-term incentive compensation are targeted at approximately the 50th percentile of the Compensation Peer Group.

Base Salaries

Base salaries for each executive position are set based on the Compensation Peer Group data for positions having similar duties and levels of responsibility. Base salaries are reviewed annually and may be adjusted to reflect promotions, the assignment of additional responsibilities, individual performance or the performance of the Company. Salaries are also periodically adjusted to remain competitive with the Compensation Peer Group.

Annual Incentive Bonus

Executive officers have the opportunity to earn an annual incentive bonus based on the following three factors:

•	the position of the executive officer, which is used to determine a targeted percentage of annual base salary that may be awarded as incentive bonus, with the targets ranging from a low of approximately 50% of base salary to approximately 100% of base salary for the CEO;

•	realization by the Company of quantitative financial performance goals approved by the Committee; and

•	a qualitative evaluation of the individual’s performance.

For each executive, the target percentage of base salary is adjusted upward or downward depending upon whether Valero achieves certain financial performance goals. The Committee retains discretion to further adjust bonus awards upward or downward by up to 25%, based upon such factors as the Committee deems appropriate, and ultimately to determine whether to award a bonus to any individual. The following three, equally weighted quantitative measures of financial performance were utilized in establishing incentive bonuses for 2004:

•	earnings per share, or EPS, of Valero compared to a target EPS approved in advance by the Committee;

•	total shareholder return, or TSR, compared to a target TSR approved in advance by the Committee (TSR measures the growth in the daily average closing price per share of Valero’s Common Stock during the month of November, including the reinvestment of dividends, compared with the daily average closing price of Valero’s Common Stock during the corresponding period in the prior year); and

•	return on investment, or ROI, of Valero compared with the average ROI for the Peer Group for the 12-month period ended September 30, 2004.

For the EPS and TSR performance measures, the target percentage of base salary is subject to adjustment, upward or downward, based upon whether the Company’s EPS and TSR exceed or fall short of the target EPS and TSR, respectively. For the ROI financial performance measure, the target percentage of base salary is subject to adjustment, upward or downward, depending upon whether Valero’s ROI exceeds, or falls short of, the average ROI for the Peer Group.

For 2004, the Company’s performance was above the maximum EPS target, above the maximum TSR target, and slightly below the average ROI for the Peer Group. The three financial metrics generated a bonus payout level of approximately 166% of the original target bonus amounts. Considering the Company’s accomplishments during 2004, including record earnings and the continued strengthening of the Company’s balance sheet through debt reduction, attaining a total shareholder return of over 97%, the completion of a two-for-one stock split, and the acquisition of the Aruba refinery, the Committee used its discretion and adjusted the bonus payout level upward by approximately 20%. Executives received bonus awards at an average of approximately 200% of the original target bonus amounts. To further emphasize Valero’s goal of increasing stock ownership as a component of both short- and long-term compensation, director-level-and-above employees were given the opportunity to purchase Valero Common Stock at fair market value utilizing 25% of their bonus award.

Long-term Incentive Awards

Valero provides stock-based, long-term compensation for executives through its Executive Stock Incentive Plan, which was approved by Valero’s stockholders on May 10, 2001. The plan authorizes awards of performance shares that vest (become nonforfeitable) upon the achievement of an objective performance goal, as well as grants of restricted stock and stock options, each of which vest over a period determined by the Committee.

For each eligible executive, a targeted number of long-term incentives is set with an aggregate hypothetical market value at the date of grant targeted at the 50th percentile of the Compensation Peer Group. The targeted award can then be adjusted based upon an evaluation of individual performance, which (for executives other than the CEO) is based upon the recommendation of the CEO, and other factors the Committee deems appropriate. As with the annual incentive bonus, the Committee retains the discretion to determine whether an award should be made.

Performance Shares

The total number of performance shares awarded is a function of Valero’s Common Stock price at the time of grant and the number of shares required to achieve a percentage of compensation target. The Committee anticipates that awards of performance shares will generally be made annually. Performance shares are earned only upon the achievement of an objective performance measure. Total shareholder return is the performance measure utilized for determining what portion of performance share awards may vest. The Committee believes this type of incentive award strengthens the tie between the named executive’s pay and the Company’s financial performance. Because performance share awards are intended to provide an incentive for future performance, determinations of individual awards are not based upon Valero’s past performance. Additionally, in determining an individual award, the Committee does not consider performance shares or restricted stock previously awarded or currently held, because the Committee does not wish to encourage executives to sell stock in order to qualify for additional awards.

Each award is subject to vesting in three annual increments, based upon Valero’s total shareholder return during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, the Company’s total shareholder return is compared to the Peer Group and ranked by quartile. Participants then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting, depending upon whether Valero’s total shareholder return is in the last, 3rd, 2nd or 1st quartile, respectively; and they earn 200% if Valero ranks highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned, depending upon the quartile achieved for that subsequent period. For the performance period ended December 31, 2004, Valero’s performance ranked second in the group, placing Valero in the first quartile of the group and resulting in vesting of eligible shares at the 150% level.

Stock Options/Restricted Stock

The Committee reviewed and revised its policy with respect to the stock option portion of long-term incentive awards in 2003, and this revised policy was continued in 2004. In view of the possibility that accounting rules may be changed to require that options be expensed, and in view of the portion of previously granted options that remain unexercised, the Committee determined to reduce the stock option portion of long-term incentive awards by approximately one-third and to replace that portion with a number of shares of restricted stock that are approximately equal in value. In addition, to further emphasize longer-term Company performance and to reduce compensation expense, the Committee determined that awards of restricted stock and stock options will vest in equal annual installments over a period of five years. Generally, previous awards made by the Committee vested over a period of three years in equal installments. Option awards generally have a ten-year term. The award and vesting of stock options and restricted stock are not contingent upon achievement of any specified performance targets, but because the exercise price of options cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant, options will provide a benefit to the executive only to the extent that there is appreciation in the market price of Valero Common Stock. Options and restricted stock are subject to forfeiture if an executive terminates employment prior to vesting.

Procedures for determining the number of stock options and restricted stock to be granted are in all material respects the same as for performance share awards. The Committee anticipates awards of options and restricted stock will generally be made annually.

Other Long-term Incentive Awards

Certain of Valero’s executives devote a portion of their time and attention to the operations and management of Valero L.P. Valero L.P. is a Delaware limited partnership whose common units are listed on the NYSE under the symbol “VLI.” Valero, through its wholly owned subsidiaries owns an aggregate of approximately 43.6% of the limited partner interests in Valero L.P. and also owns a 2% general partner interest. These executives are eligible to receive incentive compensation awards from Valero GP, LLC’s 2000 Long-term Incentive Plan and 2002 Unit Option Plan, which provide for grants of restricted common units of Valero L.P. and options to purchase Valero L.P. common units, respectively. In 2003, the Company’s ownership of Valero L.P. was reduced and Valero L.P. is no longer consolidated with the Company for financial reporting purposes. Prior to the deconsolidation of Valero L.P., the Committee recommended that a portion of the targeted long-term equity-based incentive compensation for those executives devoting a portion of their time and attention to the operations and management of Valero L.P. should be in the form of Valero L.P. restricted common units and options to purchase common units, and the Committee forwarded its recommendations to the compensation committee of Valero L.P.’s managing general partner, which administers the Valero GP, LLC 2000 Long-term Incentive Plan and the 2002 Unit Option Plan. That committee then determined in its discretion whether to make any grant to any Valero executive out of these plans. Since the deconsolidation of Valero L.P. in 2003, the Committee has not recommended and does not expect to recommend that any of the named executives receive awards of Valero L.P. restricted common units or options.

Stock Ownership Guidelines

The Board, Committee, and Valero executives realize the importance of stock ownership among Valero’s executive management as an effective means by which to align the interests of Valero management with those of Valero’s stockholders. During 2004, the Committee worked with its outside consulting firm in studying whether the Company should adopt formal stock ownership guidelines or stock holding requirements to ensure that the Company’s executives retain a significant amount of the Company’s common stock that is awarded in the form of long-term incentives.

In reviewing the stock ownership positions reported for the executive officers included in the Summary Compensation Table, the Committee determined that Valero management has very high stock ownership levels when compared to the management teams of its key comparator companies. The Valero corporate culture has long emphasized and reinforced the importance of stock ownership among its executives. As a result, executives are generally inclined to hold their shares following the exercise of stock options or the vesting of restricted stock and performance shares, except for those shares that are sold to meet tax withholding obligations. Throughout his extended career with the Company, Valero’s CEO has emphasized the importance of Company stock ownership and its value to stockholders and management. The Committee believes that the current stock ownership of the executive officers included in the Summary Compensation Table exceeds any reasonable guidelines that the Committee could impose. In the Committee’s view, members of Valero’s management have clearly exhibited their appreciation and understanding of the importance of developing and maintaining a strong stock ownership position in the Company. In light of the success of the Company’s initiatives to instill in its management team the importance of owning Company stock, the Committee does not believe it necessary to impose stock ownership guidelines or retention standards upon management at this time.

Determination of the CEO’s Compensation

The CEO’s compensation is approved by the Committee and the independent directors on Valero’s Board of Directors. Mr. Greehey’s base salary, which is determined as described above, was set at $1.3 million in 2000 and was increased to $1.4 million effective July 2003. His base salary remained at $1.4 million during 2004. In determining the CEO’s annual incentive bonus for the 2004 bonus year, the Committee considered the three financial performance measures as described above and made a similar discretionary upward adjustment as described above. On February 2 and 3, 2005, respectively, the Committee and the independent directors approved a bonus award to Mr. Greehey equal to $2.8 million, which is 200% of his annual base salary.

With respect to Mr. Greehey’s long-term incentive awards, as with other Valero executives, a targeted number of long-term incentives is set with an aggregate hypothetical market value at the date of grant targeted at the 50th percentile of the Compensation Peer Group. Mr. Greehey received an award of 112,000 Performance Shares in January of 2004 pursuant to the procedures described above, which represents approximately 30% of the annual long-term incentive award target for 2004 for the CEO position based upon the estimated present value of the award on the date of grant.

In light of the Committee’s determination to decrease option awards relative to other forms of long-term incentive compensation generally, and considering his current ownership of stock options and Common Stock, the Committee determined that Mr. Greehey would not receive an award of options or restricted stock in 2004. Rather, the Committee and the Board determined to make an award to Mr. Greehey consisting of 138,350 restricted stock units, payable in the form of cash, which represents the remaining 70% of the annual long-term incentive compensation target for Mr. Greehey for 2004. The award will vest in equal annual increments over a three-year period beginning on the first anniversary of the date of grant. The cash payment on the date of each vesting will be equal to one-third of the number of original units granted multiplied by the average price of Valero Common Stock on the vesting date. Accordingly, the value of the award will increase or decrease depending upon whether the price of Valero’s Common Stock increases or decreases during each vesting period, thereby aligning Mr. Greehey’s interests with the share price performance of the Company’s Common Stock for each of the next three years.

Tax Policy

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the CEO or the other four most highly compensated executive officers unless that compensation meets the Internal Revenue Code’s definition of “performance based” compensation. Section 162(m) allows a deduction for compensation to a specified executive that exceeds $1 million only if it is paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a qualifying performance-based compensation plan adopted by the Committee, and (iii) the material terms, including the performance goals, of such plan are approved by the stockholders before payment of the compensation. The Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. The Committee believes that it is in the best interest of the Company for the Committee to retain its flexibility and discretion to make compensation awards to foster achievement of performance goals established by the Committee (which may include performance goals defined in the Internal Revenue Code) and other corporate goals the Committee deems important to Valero’s success, such as encouraging employee retention, rewarding achievement of nonquantifiable goals and achieving progress with specific projects. Valero believes that stock options and performance share grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). Grants of restricted stock, restricted stock units and other equity-based awards that are not subject to specific quantitative performance measures will likely not qualify as “performance based” compensation and, in such event, would be subject to 162(m) deduction restrictions.

Members of the Compensation Committee:
Bob Marbut, Chairman
W. E. “Bill” Bradford
Jerry D. Choate

Executive Compensation

The following table provides a summary of compensation paid for the last three years, if applicable, to Valero’s CEO and to its four other most highly compensated executive officers. The table shows amounts earned by such persons for services rendered to the Company in all capacities in which they served. Benefits under health care, disability, term life insurance, vacation and other plans available to employees generally are not included in the table.

Summary Compensation Table (2002-2004)

				Long-Term Compensation
				Restricted	Securities
	Annual Compensation			Stock	Underlying		LTIP	All Other
Name and			Bonus	Awards	Options		Payouts	Compensation
Position(s)	Year	Salary($)	($)(1)	($)(2)	(#)(3)	(#)(4)	($)(5)	($)(6)

William E. Greehey	2004	1,400,000	2,800,000	0	0	0	13,694,457	6,035,122
Chairman of the Board	2003	1,350,004	2,450,000	0	0	0	4,135,789	10,963,803
& Chief Executive Officer	2002	1,300,008	1,000,000	0	0	0	4,048,297	1,151,433

Gregory C. King	2004	630,000	1,020,000	15,000	38,000	0	2,268,597	44,453
President	2003	602,501	825,000	24,000	62,000	0	557,980	51,147
	2002	445,841	190,000	0	80,000	20,000	523,015	225,052

William R. Klesse	2004	588,000	829,400	14,000	34,000	0	2,280,352	54,943
Executive Vice President	2003	574,011	665,000	20,000	158,168	0	459,559	67,332
& Chief Operating Officer	2002	560,016	220,000	0	80,000	20,000	252,491	277,338

Keith D. Booke	2004	441,000	604,500	9,000	23,000	0	1,769,010	34,484
Executive Vice President &	2003	430,502	500,000	16,000	40,000	0	474,330	41,142
Chief Administrative Officer	2002	414,170	178,000	0	60,000	15,000	467,042	221,257

Michael S. Ciskowski	2004	375,000	552,500	9,000	23,000	0	1,181,201	30,304
Executive Vice President	2003	342,500	500,000	16,000	34,000	0	254,397	27,940
& Chief Financial Officer

(1)	For 2003 and 2004, executive bonuses (other than Mr. Greehey) were paid 100% in cash, but recipients were provided an election to use 25% of their bonus award to purchase Common Stock at market price. For 2002, executive bonuses (other than Mr. Greehey) were paid 75% in cash and 25% in Common Stock. Mr. Greehey’s bonus awards: for 2002 was made payable 50% in cash and 50% in Common Stock and for 2003 and 2004, was made payable 100% in cash. The Common Stock portion of Mr. Greehey’s bonus award for 2002 is to be delivered on January 1 of the year following Mr. Greehey’s retirement. For further information, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” above.

(2)	Dividends are paid on restricted stock at the same rate as on Valero’s unrestricted Common Stock. Shares of restricted stock reported vest 1/5 annually over a five-year period. Amounts reported may include awards the executive has elected to defer. The aggregate number of unvested shares of restricted stock held at December 31, 2004 and the market value of such shares on that date (calculated according to SEC regulations without regard to restrictions on such shares) were: Mr. Greehey, 0 shares, Mr. King, 34,200 shares, $1,545,669; Mr. Klesse, 30,000 shares, $1,355,850; Mr. Booke, 21,800 shares, $985,251; and Mr. Ciskowski, 21,800 shares, $985,251.

(3)	Securities underlying options to purchase Common Stock. In 2004, Valero awarded Mr. Klesse options to purchase 34,000 shares of Common Stock; additional options to purchase 72,312 shares of Common Stock were issued as a result of reloads in a former UDS plan under which he was issued options in years prior to Valero’s acquisition of UDS.

(4)	Securities underlying options to purchase common units of Valero L.P.

(5)	LTIP payouts are the number of performance share awards vested for the years presented multiplied by the market price per share of Valero Common Stock on the vesting date. Amounts reported may include awards the executive has elected to defer. For further information, see the notes following the table entitled “Long Term Incentive Plans-Awards in Last Fiscal Year.”

(6)	Mr. Greehey received in 2004 an award of 138,350 restricted stock units, payable in the form of cash. The award will vest in equal annual increments over a three-year period beginning on the first anniversary of the date of grant. The cash payment on the date of each vesting will be equal to one-third of the number of original units granted multiplied by the average price of Valero Common Stock on the vesting date. For more information, see “Determination of the CEO’s Compensation” above. Assuming that all restricted stock units vested on the date of grant at the market price of Valero Common Stock on the date of grant, the award had an aggregate value on date of grant of $5,908,929.

Amounts also include Company contributions pursuant to the Thrift Plan and Valero’s Excess Thrift Plan, unused portions of amounts provided by the Company under the Company’s Flexible Benefits Plan and that portion of interest accrued under the Executive Deferred Compensation Plan that is deemed to be at “above-market” rates under applicable SEC rules. Messrs. Greehey, King, Klesse, Booke and

Ciskowski were allocated $84,000, $37,800, $35,280, $26,460 and $22,500, respectively, as a result of Company contributions to the Thrift Plan and Valero’s Excess Thrift Plan for 2004. Messrs. King and Klesse received $1,870 and $486, respectively, in 2004 for unused portions of amounts provided by the Company under the Company’s Flexible Benefits Plan. Messrs. Greehey, King, Klesse, Booke and Ciskowski received $8,109, $4,608, $4,183, $6,465 and $6,245, respectively, as reimbursement of certain membership dues. Messrs. Greehey, King, Klesse, Booke and Ciskowski each received $1,559 for imputed income for personal liability insurance. Mr. Greehey also received $20,313 as a result of “above-market” allocations to the Executive Deferred Compensation Plan for 2004. Amounts for Mr. Greehey also include executive insurance policy premiums with respect to cash value life insurance (not split dollar life insurance) in the amount of $12,212 for 2002, 2003 and 2004. Amounts for Mr. Klesse also include executive insurance policy premiums with respect to cash value life insurance (not split dollar life insurance) in the amount of $4850 for 2002, $14,681 for 2003 and $12,051 for 2004.

Amounts for 2002 include grants of Valero L.P. restricted units. Distributions are paid on the restricted units at the same rate as on Valero L.P.’s unrestricted units. Restricted units reported vest 1/3 annually over a three-year period. In 2002, Messrs. Greehey, King, Klesse and Booke received restricted units with an aggregate fair market value on the date of grant of $1,023,750, $163,800, $204,750 and $163,800, respectively.

Stock Option Grants and Related Information

The following table provides further information regarding the grants of Valero stock options to the named executive officers reflected in the Summary Compensation Table.

Option Grants in the Last Fiscal Year

	Number of	Percent of
	Securities	Total Options		Market
	Underlying	Granted		Price at		Grant Date
	Options	to Employees	Exercise Price	Grant Date	Expiration	Present Value
Name	Granted (#)	in Fiscal Year	($/Sh)(1)	($/Sh)	Date	($)(2)

William E. Greehey	—	—	—	—	—	—

Gregory C. King	38,000 shares	1.38%	42.7100	42.7100	10/21/14	$620,160

William R. Klesse(3)	34,000 shares	1.23%	42.7100	42.7100	10/21/14	554,880
	20,042 shares	0.73%	29.5100	29.5100	02/06/11	204,228
	25,450 shares	0.92%	31.3000	31.3000	02/06/11	281,986
	13,738 shares	0.50%	37.2250	37.2250	02/06/11	174,335
	13,082 shares	0.47%	36.1650	36.1650	02/06/11	160,778

Keith D. Booke	23,000 shares	0.83%	42.7100	42.7100	10/21/14	375,360

Michael S. Ciskowski	23,000 shares	0.83%	42.7100	42.7100	10/21/14	375,360

(1)	All options reported vest in equal increments over a five-year period from the date of grant, unless otherwise noted. In the event of a change of control of Valero, such options may become immediately exercisable pursuant to provisions of the plan under which such options were granted or of an executive severance agreement. Under the terms of the Company’s option plans, the exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying option shares, subject to certain conditions.

(2)	A variation of the Black-Scholes option pricing model was used to determine grant date present value. This model is designed to value publicly traded options. Options issued under the Company’s option plans are not freely traded, and the exercise of such options is subject to substantial restrictions. Moreover, the Black-Scholes model does not give effect to either risk of forfeiture or lack of transferability. The estimated values under the Black-Scholes model are based on assumptions as to variables such as interest rates, stock price volatility and future dividend yield. The estimated grant date present values presented in this table were calculated using an expected average option life of 5 years (4 years for reloads), risk-free rate of return of 3.37% (2.65% — 3.68% for reloads), average volatility rate for the 5-year period prior to the grant date of 40.82% (40.64% — 42.87% for reloads), and a dividend yield of 0.7% (0.8% for reloads), which is the expected annualized quarterly dividend rate in effect at the date of grant expressed as a percentage of the market value of the Common Stock at the date of grant. The actual value of stock options could be zero; realization of any positive value depends upon the actual future performance of the Common Stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the option. Accordingly, the values set forth in this table may not be achieved.

(3)	In 2004, Valero awarded Mr. Klesse options to purchase 34,000 shares of Common Stock; the remaining options (expiring on February 6, 2011) to purchase 72,312 shares of Common Stock were issued as a result of reloads in a former UDS plan under which he was issued options in years prior to Valero’s acquisition of UDS. The reloads vest two years after the date of grant for those options.

Long Term Incentive Plans — Awards in Last Fiscal Year (1)

		Performance	Estimated Future Payouts
	Number of	or Other Period	Under Non-Stock Price-Based Plan
	Shares, Units	Until Maturation	Threshold	Target	Maximum
Name	or Other Rights	or Payout	(# Shares)	(# Shares)	(# Shares)

William E. Greehey	37,334	12/31/04	0	37,334	74,668
	37,333	12/31/05	0	37,333	74,666
	37,333	12/31/06	0	37,333	74,666

Gregory C. King	8,400	12/31/04	0	8,400	16,800
	8,400	12/31/05	0	8,400	16,800
	8,400	12/31/06	0	8,400	16,800

William R. Klesse	7,200	12/31/04	0	7,200	14,400
	7,200	12/31/05	0	7,200	14,400
	7,200	12/31/06	0	7,200	14,400

Keith D. Booke	5,400	12/31/04	0	5,400	10,800
	5,400	12/31/05	0	5,400	10,800
	5,400	12/31/06	0	5,400	10,800

Michael S. Ciskowski	5,400	12/31/04	0	5,400	10,800
	5,400	12/31/05	0	5,400	10,800
	5,400	12/31/06	0	5,400	10,800

(1)	Long-term incentive awards are grants of Performance Shares made under the Executive Stock Incentive Plan. Total shareholder return, or TSR, during a specified “performance period” was established as the performance measure for determining what portion of an award may vest. TSR is measured by dividing the sum of (a) the net change in the price of a share of Valero’s Common Stock between the beginning of the performance period and the end of the performance period, and (b) the total dividends paid on the Common Stock during the performance period, by (c) the price of a share of Valero’s Common Stock at the beginning of the performance period. Each Performance Share award is subject to vesting in three equal annual increments, based upon the Company’s TSR during rolling three-year periods that end on December 31, 2004, 2005 and 2006, respectively. At the end of each performance period, the Company’s TSR is compared to the TSR for the Peer Group. Valero and the companies in the Peer Group are then ranked by quartile. Participants then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting for such period, depending upon whether the Company’s TSR is in the last, 3rd, 2nd or 1st quartile of the Peer Group; 200% will be earned if the Company ranks highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned, depending upon the quartile achieved for such subsequent period.

The following table provides information regarding shares of Valero Common Stock and Valero L.P. units underlying options exercisable at December 31, 2004, and options exercised during 2004, for the executive officers named in the Summary Compensation Table:

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

	Securities					Value of Unexercised
	Acquired			Number of Securities		In-the-Money
	On		Value	Underlying Unexercised		Options at
	Exercise		Realized	Options at FY-End (#)		FY-End ($)
Name	(#)		($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William E. Greehey	867,148	shares	$20,945,320	4,792,630	—	$159,581,514	—
	—	units		—	—	—	—

Gregory C. King	—	shares	—	359,146	114,266	$11,368,266	$2,165,842	(1)
	—	units		13,334	6,666	$308,415	$154,185	(2)

William R. Klesse	283,740	shares	$5,256,599	309,106	280,346	$8,379,123	$5,278,685	(1)
	—	units	—	6,667	6,666	$154,207	$154,185	(2)

Keith D. Booke	—	shares	—	253,000	75,000	$7,812,804	$1,477,895	(1)
	—	units	—	10,000	5,000	$231,300	$115,650	(2)

Michael S. Ciskowski	—	shares	—	151,006	66,866	$4,590,999	$1,254,709	(1)
	—	units	—	10,000	5,000	$231,300	$115,650	(2)

(1)	Represents the dollar value obtained by multiplying the number of unexercised in-the-money options by the difference between the stated exercise price per share of the options and the closing market price per share of Valero’s Common Stock on December 31, 2004.

(2)	Represents the dollar value obtained by multiplying the number of unexercised in-the-money options by the difference between the stated exercise price per unit of the options and the closing market price per unit of Valero L.P.’s Common Units on December 31, 2004.

Retirement Benefits

The following table shows the estimated annual gross benefits payable under Valero’s Pension Plan, Excess Pension Plan and Supplemental Executive Retirement Plan, or SERP, upon retirement at age 65, based upon the assumed compensation levels and years of service indicated and assuming an election to have payments continue for the life of the participant only.

Estimated Annual Pension Benefits at Age 65

Years of Service
Covered
Compensation	15	20	25	30	35

$200,000	$54,000	$72,000	$90,000	$108,000	$125,000
300,000	83,000	111,000	138,000	166,000	194,000
400,000	112,000	150,000	187,000	225,000	262,000
500,000	142,000	189,000	236,000	283,000	330,000
600,000	171,000	228,000	285,000	342,000	398,000
700,000	200,000	267,000	333,000	400,000	467,000
800,000	229,000	306,000	382,000	459,000	535,000
900,000	259,000	345,000	431,000	517,000	603,000
1,000,000	288,000	384,000	480,000	576,000	671,000
1,100,000	317,000	423,000	528,000	634,000	740,000
1,200,000	346,000	462,000	577,000	693,000	808,000
1,300,000	376,000	501,000	626,000	751,000	876,000
1,400,000	405,000	540,000	675,000	810,000	944,000
1,500,000	434,000	579,000	723,000	868,000	1,013,000
1,600,000	463,000	618,000	772,000	927,000	1,081,000
1,700,000	493,000	657,000	821,000	985,000	1,149,000
1,800,000	522,000	696,000	870,000	1,044,000	1,217,000
1,900,000	551,000	735,000	918,000	1,102,000	1,286,000
2,000,000	580,000	774,000	967,000	1,161,000	1,354,000

Valero maintains a noncontributory defined benefit Pension Plan in which virtually all employees are eligible to participate and under which contributions by individual participants are neither required nor permitted. Valero also maintains a noncontributory, non-qualified Excess Pension Plan and a non-qualified SERP, which provide supplemental pension benefits to certain highly compensated employees. The Pension Plan (supplemented, as necessary, by the Excess Pension Plan) provides a monthly pension at normal retirement equal to 1.6% of the participant’s average monthly compensation (based upon the participant’s earnings during the three consecutive calendar years during the last 10 years of the participant’s credited service, including service with Valero’s former parent, affording the highest such average) times the participant’s years of credited service. The SERP provides an additional benefit equal to .35% times the product of the participant’s years of credited service (maximum 35 years) multiplied by the excess of the participant’s average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the 35-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires. For purposes of the SERP, the participant’s most highly compensated consecutive 36 months of service, including employment with Old Valero and its subsidiaries, are considered. Compensation for purposes of the Pension Plan, Excess Pension Plan and SERP includes salary and bonus as reported in the Summary Compensation Table. Pension benefits are not subject to any deduction for social security or other offset amounts.

Credited years of service for the period ended December 31, 2004 for the executive officers named in the Summary Compensation Table are as follows: Mr. Greehey — 41 years; Mr. King — 11 years; Mr. Klesse — 36 years; Mr. Booke — 22 years; and Mr. Ciskowski — 19 years.

Equity Compensation Plan Information

The following table summarizes information for Valero’s compensation plans as of December 31, 2004.

	Number of		Number of
	Securities to be	Weighted-	Securities
	Issued Upon	Average	Remaining
	Exercise of	Exercise Price of	Available for
	Outstanding	Outstanding	Future Issuance
	Options,	Options,	Under Equity
	Warrants and	Warrants and	Compensation
	Rights	Rights	Plans
Approved by stockholders:
Executive Stock Incentive Plans	6,450,230	$14.36	1,733,592 (3)
Non-employee director Stock option plan	236,848	$18.99	165,000
Non-employee director restricted stock plan	—	—	144,032
UDS non-qualified stock option plans (1)	2,075,706	$14.76	—

Not approved by stockholders:
Non-qualified stock option plans	8,266,938	$14.65	—
2003 All-Employee Stock Incentive Plan (2)	5,185,707	$30.41	4,259,294 (3)

Total:	22,215,429	$18.30	6,301,918

(1)	Various stock option plans were assumed by Valero on December 31, 2001 upon consummation of the merger of Ultramar Diamond Shamrock Corporation (UDS) with and into Valero.

(2)	Officers and directors of the Company are not eligible to receive any grants under this plan.

(3)	Securities available for future issuance under these plans can be issued in various forms, including performance awards or restricted stock in addition to stock options.

For additional information on these plans, see Note 22 of the Notes to the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2004, which are included in Valero’s annual report on Form 10-K filed with the SEC on March 11, 2005.

Certain Relationships and Related Transactions

Transactions with Management and Others

Valero has entered into an employment agreement with Mr. Greehey. The agreement became effective March 25, 1999 and the initial period of the agreement expired on July 31, 2001. In accordance with the agreement, prior to the expiration date, Mr. Greehey delivered written notice to Valero of his intention to extend the employment agreement, and the Company and Mr. Greehey executed an extension of employment agreement that extended the term of Mr. Greehey’s employment beyond the end of the initial period on a month-to-month basis. Mr. Greehey may terminate the employment agreement within the extension period by giving Valero 90 days written notice of termination. The agreement provided for Mr. Greehey to serve as Chief Executive Officer of Valero and receive an initial base salary of $900,000 per annum, subject to possible increase adjustments by the Board of Directors; the current annual base salary is $1.4 million. Mr. Greehey is also eligible to receive an annual bonus in an amount determined by the Board upon the recommendation of the Compensation Committee. During his employment, Mr. Greehey will also receive reimbursement for certain club membership dues and fees, tax planning services and a permanent life insurance benefit. In the event Mr. Greehey dies during employment, his base salary shall be paid to his beneficiaries or estate for the remainder of the agreement period.

The agreement provides that Mr. Greehey may retire at any time upon 90 days prior notice. Upon his retirement from employment, Mr. Greehey has agreed to continue to serve at the discretion of the Board as Chairman of the Board for two additional years at a rate of compensation equal to one-half of his base salary in effect at the time of his retirement. Upon his retirement, in addition to retiree medical and other benefits payable to retirees generally, Mr. Greehey would also receive credit for eight additional years of service for purposes of calculating his pension benefits, vesting of certain outstanding equity and equity-based awards and the right to exercise vested stock options for the remainder of their original term, office and secretarial facilities, tax planning services, and $300,000 of permanent life insurance.

The Company may terminate Mr. Greehey’s employment as Chief Executive Officer without cause at any time upon 90 days notice. Unless his termination is for cause, Mr. Greehey would be entitled to receive a pro rata, lump sum cash settlement equal to the sum of (i) Mr. Greehey’s base salary for the remaining term of the agreement, plus (ii) an amount equal to the highest annual bonus paid to Mr. Greehey during the preceding five years. In addition, Mr. Greehey would be entitled to the vesting and continued exercisability of certain outstanding equity and equity-based awards and additional years of service credit for purposes of his pension benefits, consistent with his rights upon retirement, as described above. If Mr. Greehey’s employment is terminated by the Company, he would not be entitled to serve as Chairman or to receive the compensation specified for such service. However, if Mr. Greehey retires and commences service as Chairman of the Board, and is then removed from such position by a majority of the remaining Board members, he would be entitled to receive the balance of the two years compensation for serving as Chairman of the Board. The employment agreement provides that if Mr. Greehey receives a cash payment, and the payment is determined to be subject to the excise tax required for certain “excess parachute payments,” then he shall receive a cash bonus to cover the amount of the excise tax payable, plus any taxes on such bonus amount.

Valero has entered into change of control agreements with each of the named executive officers. These agreements are intended to assure the continued availability of these executives in the event of certain transactions culminating in a “change of control” of Valero. The change of control employment agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by the Company. If a “change of control” (as defined in the agreements) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of the Company. The agreements also provide that upon a change of control (1) all stock options held by the executive will vest and remain exercisable for the remainder of (a) the original option term for Mr. Greehey and (b) the shorter of five years from the date of termination and the remainder of the original option term for the other named executive officers; (2) the restrictions and deferral limitations applicable to any restricted stock awards held by the executive will lapse, and such restricted stock awards shall become fully vested; and (3) all performance share awards held by the executive will fully vest and be earned and payable based on the deemed achievement of performance at 200% of target level.

If, during the three-year term, the Company terminates the executive’s employment (other than for “cause,” death or “disability,” as defined in the agreement) or the executive terminates his employment for “good reason,” as defined in the agreement, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payments and benefits: (1) accrued but unpaid compensation through the date of termination, including a pro-rata annual bonus; (2) a payment equal to (a) in the case of Mr. Greehey, three times his annual base salary, and for the other named executive officers, two times their annual base salary, plus (b) the executive’s highest annual bonus earned for any of the three full fiscal years ending prior to the date of the change of control; (3) the amount having an actuarial present value equal to the additional pension benefits the executive would have received had he continued to be employed (for purposes of both age and service credit) by the Company for an additional three years in the case of Mr. Greehey and two years in the case of the other named executive officers; (4) a payment equal to three years in the case of Mr. Greehey and two years in the case of the other named executive officers of additional employer contributions under the Company’s tax-qualified and supplemental defined contribution plans; (5) continued welfare benefits for three years in the case of Mr. Greehey and two years in the case of the other named executive officers; and (6) up to $25,000 of outplacement services. Mr. Greehey’s agreement also provides that he will be entitled to three additional years of fringe benefits and that, to the extent his existing employment agreement provides for a payment, benefit or right that is more favorable than or in addition to those provided by the change of control employment agreement, he shall be entitled to receive the more favorable payment, benefit or right, provided that in no event will he be entitled to duplicate payments, benefits or rights. Each agreement provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Indebtedness of Management

In order to reduce the Company’s tax burden under Section 162(m) of the Internal Revenue Code, Mr. Greehey’s 2001 bonus was deferred until after his retirement. In order to alleviate the cash flow impact to Mr. Greehey resulting from the delivery of his 2001 bonus after his retirement, the Compensation Committee and the Board determined in early 2002 to make a loan to Mr. Greehey of $1.9 million. The loan was evidenced by a promissory note executed by Mr. Greehey and made payable to Valero. The loan was combined with a similar $400,000 loan made to Mr. Greehey in 2001. The note had a five-year term and bore interest at a rate of 4.49% per annum. Interest and principal on the note were payable at maturity on January 17, 2007. Mr. Greehey repaid this loan in full, in cash, on October 29, 2004.

Except as referenced above, no executive officer, director or nominee for director of Valero has been indebted to the Company, or has acquired a material interest in any transaction to which the Company is a party, during the last fiscal year.

PROPOSAL NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)

The Audit Committee of the Board of Directors determined on March 9, 2005 to engage KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. KPMG also served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent public accountants for the fiscal years ended December 31, 2003 and 2002. On March 10, 2004, the Audit Committee approved the dismissal of Ernst & Young as the Company’s independent auditors following the fiscal year 2003 audit. These actions were also approved by the Board of Directors on March 11, 2004.

Ernst & Young’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2003 and 2002 and through the date of the appointment of KPMG, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2003 and 2002 and prior to the appointment of KPMG, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Board requests stockholder approval of the following resolution adopted by the Audit Committee and the Board of Directors.

RESOLVED, that the appointment of the firm of KPMG LLP as the independent registered public accounting firm for the Company for the purpose of conducting an audit of the consolidated financial statements and internal control over financial reporting of Valero and its subsidiaries for the fiscal year ending December 31, 2005 is hereby approved and ratified.

The Board recommends that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2005.

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2005 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing prior to the Annual Meeting. The representatives may also make a statement if they desire to do so.

KPMG LLP Fees for Fiscal Year 2004

Audit Fees. The aggregate fees for the fiscal year 2004 for professional services rendered by KPMG for the audit of the annual financial statements for the year ended December 31, 2004 included in Valero’s Form 10-K, review of Valero’s interim financial statements included in Valero’s 2004 Forms 10-Q, the audit of the effectiveness of Valero’s internal control over financial reporting, services that are normally provided by the principal auditor (e.g., comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC) were $5,878,059.

Of the foregoing audit fees, the fees specifically related to the audit of Valero’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 were $3,220,106.

Audit-Related Fees. The aggregate fees for the fiscal year 2004 for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of Valero’s financial statements and not reported under the preceding caption were $155,940. These fees related primarily to the audit of Valero benefit plans and consultation concerning financial accounting and reporting standards.

Tax Fees. The aggregate fees for the fiscal year 2004 for professional services rendered by KPMG for tax compliance, tax advice and tax planning were $336,831. These fees related primarily to tax credit research and consultation services.

All Other Fees. The aggregate fees for the fiscal year 2004 for services provided by KPMG, other than the services reported under the preceding captions, were $17,833. These fees related primarily to a compensation benchmarking study related to operations in Aruba.

Ernst & Young LLP Fees for Fiscal Year 2003

Audit Fees. The aggregate fees for the fiscal year 2003 for professional services rendered by Ernst & Young for the audit of the annual financial statements for the year ended December 31, 2004 included in Valero’s Form 10-K and review of Valero’s interim financial statements included in Valero’s 2003 Forms 10-Q and services that are normally provided by the principal auditor (e.g., comfort letters and assistance with review of documents filed with the SEC) for the fiscal year 2003 were $2,429,534.

Audit-Related Fees. The aggregate fees for the fiscal year 2003 for assurance and related services rendered by Ernst & Young that are reasonably related to the performance of the audit or review of Valero’s financial statements and not reported under the preceding caption were $501,180. These fees related primarily to the audit of Valero benefit plans and consultation regarding financial accounting and reporting standards.

Tax Fees. The aggregate fees for the fiscal year 2003 for professional services rendered by the Ernst & Young for tax advice, tax planning and tax compliance were $712,401. These fees related primarily to customs software licensing, support and consultation services.

All Other Fees. The aggregate fees for the fiscal year 2003 for services provided by Ernst & Young, other than the services reported under the preceding captions, were $72,000. These fees related primarily to the purchase price allocation valuation of Ultramar Diamond Shamrock Corporation (“UDS”)

applicable to Valero’s acquisition of UDS. Valero engaged Ernst & Young to perform these services prior to its appointment of Ernst & Young to serve as Valero’s independent auditor. Such services were permitted and could have been performed by Ernst & Young at the time engaged, even if they had been Valero’s independent auditors. Pursuant to rules now in effect, a company’s auditors cannot perform such work and the Company’s auditors will not be performing similar services in the future.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a pre-approval policy to address the approval of services rendered to Valero by its independent auditors. The text of that policy appears in Exhibit 99.01 to the Company’s report on Form 10-K for the fiscal year ended December 31, 2004.

None of the services (described above) for 2004 or 2003 provided by KPMG and Ernst & Young, respectively, were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Report of the Audit Committee for Fiscal Year 2004 *

The Audit Committee is composed of three directors who are not officers or employees of the Company. Under the listing standards of the NYSE and applicable SEC regulations, all members are independent. The Board of Directors has adopted a written charter for the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and generally accepted auditing standards, and an audit of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue their reports thereon. The Committee monitors and oversees these processes. The Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board of Directors.

The Committee has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accounting firm. The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee has received written confirmation from KPMG of its independence, and has discussed with KPMG that firm’s independence.

Based on the foregoing review and discussions and such other matters the Committee deemed relevant and appropriate, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee:
Ruben M. Escobedo, Chairman
E. Glenn Biggs
Susan Kaufman Purcell

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of Valero’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

PROPOSAL NO. 3 Approval of 2005 Omnibus Stock Incentive Plan
(Item 3 on the Proxy Card)

We are asking stockholders to approve the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan (the “2005 Stock Plan”). The Compensation Committee and the Board of Directors have approved the 2005 Stock Plan, subject to approval by Valero’s stockholders.

The Board requests that you approve the following resolution.

RESOLVED, that the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan is hereby approved.

The Board recommends that stockholders vote “FOR” this proposal.

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. Pursuant to the rules of the NYSE, brokers will not have discretion to vote on this item to be presented at the Annual Meeting.

The 2005 Stock Plan is intended to promote our long-term growth and profitability by providing us the tools to remain competitive in attracting, rewarding, retaining, and motivating Valero employees and aligning further their interests with the interests of our stockholders through the granting of stock-based awards.

We believe that Valero has been able to attract and retain highly qualified personnel in part through the use of stock-based awards under our existing employee stock plans. Providing our employees with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company serve to motivate employees and provide a strong incentive to work for the continued success of the Company.

We currently have two stock plans for our employees, the 2001 Executive Stock Incentive Plan and the 2003 Employee Stock Incentive Plan. The 2001 plan is for Valero executives and provided for a total of 6.0 million shares for stock-based incentive awards. As of February 1, 2005, there were approximately 1.73 million shares remaining and available for grant under the 2001 plan. The 2003 plan is an “all-employee” plan in which executive officers and directors are not eligible to participate. The 2003 plan provided for a total of 10.00 million shares for stock-based incentive awards. As of February 1, 2005, there were approximately 4.27 million shares remaining and available for grant under the 2003 plan.

The 2001 plan for Valero executives has been approved by the stockholders and the 2003 plan for non-executive employees has not been approved by the stockholders. As of February 1, 2005, approximately 10 million shares out of the original 16 million available shares under our existing employee stock plans have been utilized to provide stock-based incentive awards to Valero employees.

With the new 2005 Stock Plan, we are seeking approval for an additional 10 million shares. If you approve the 2005 Stock Plan, no further awards will be made under the 2001 Executive Stock Incentive Plan and it will be terminated, canceling the 1.73 million shares that remain available for grant under that plan. The 2003 Employee Stock Incentive Plan for non-executive employees will remain in place until its 4.27 million remaining shares have been utilized. Giving effect to the approval of the 2005 Stock Plan and the cancellation of the 2001 plan results in a net increase of 8.27 million shares.

Based on the number of eligible employees and historical share utilization under our existing employee stock plans, we expect that the 2005 Stock Plan, together with the existing 2003 all-employee plan, will provide for Valero’s needs for stock-based incentive awards to employees for the next four years. Additionally, the new 2005 Stock Plan will provide uniformity of terms and conditions for all of our employee stock-based incentive awards, simplify the administration of our stock plans, and provide for the most current and flexible array of equity compensation and performance measures. This will allow the Company to remain competitive in its incentive compensation practices in response to changing business conditions while maintaining reasonable and efficient utilization of available plan shares.

In addition to our existing employee stock plans, we have a stock option plan and a restricted stock plan for our non-employee directors. There are 309,032 shares remaining available under these plans. Historically, all grants to our non-employee directors of restricted stock and options have been made under these two plans, respectively. To provide flexibility and allow for contingencies (e.g., accounting or regulatory changes), non-employee directors will be eligible to receive awards under the 2005 Stock Plan. However, we currently expect to continue our practice of making awards of restricted stock and stock options to non-employee directors exclusively from the existing non-employee director plans.

No awards or grants have been made under the 2005 Stock Plan, and no awards or grants will be made under the 2005 Stock Plan unless the plan is approved by the stockholders. If the 2005 Stock Plan is approved, no further awards will be made under the existing 2001 Executive Stock Incentive Plan, and it will be terminated. The existing 2003 Employee Stock Incentive Plan will remain in place until its remaining shares have been utilized. If the 2005 Stock Plan is not approved by the stockholders, it will automatically terminate and be deemed void and both our existing employee stock plans will remain in effect.

Description of the Plan

The following is a summary of the 2005 Stock Plan, and is qualified in its entirety by reference to the 2005 Stock Plan, which is attached as Appendix A to this Proxy Statement. In the following description of the 2005 Stock Plan, “shares” means Valero’s $0.01 par value common stock, and such other securities or property as may become the subject of awards under the plan; and “stock unit” means a unit or right with a value based on the value of a share.

Administration

The 2005 Stock Plan will be administered by the Compensation Committee, composed of directors appointed by the Board who are non-employee directors, as defined by Rule 16b-3 of the Securities Exchange Act of 1934, and outside directors, as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee has the authority, subject to the terms of the 2005 Stock Plan, to determine which participants will receive an award, the time or times when such awards will be made, the types of awards, the number of shares to be issued under the awards or the value or amount of the awards and the terms and conditions of awards. All decisions under or with respect to the 2005 Stock Plan are within the sole discretion of the Compensation Committee and are final, except for certain discretion granted to the Chief Executive Officer. Certain of the Compensation Committee’s duties and authority are also subject to delegation pursuant to the terms of the 2005 Stock Plan.

Eligibility for Participation

Employees of the Company and its subsidiaries, as designated by the Compensation Committee, are eligible for participation under the 2005 Stock Plan. The 2005 Stock Plan will also provide the flexibility to grant stock-based awards to our non-employee directors. The Company estimates that, at the date of this Proxy Statement, five executive officers of the Company, approximately 3,528 employees of the Company and its subsidiaries and eight non-employee directors of the Company will be eligible to receive awards under the 2005 Stock Plan. During 2004, approximately 3,315 employees received awards under Valero’s existing employee stock plans.

Shares Available Under the Plan

Subject to adjustment as described more fully below, 10,000,000 shares may be issued under the 2005 Stock Plan. Awards that are forfeited or expire, or are settled in cash, do not count against plan limits. Shares surrendered or withheld to pay the exercise price or taxes on an award may also be used for future grants. Shares issued under the 2005 Stock Plan may either be newly issued shares or treasury shares.

Potential Dilution

The maximum number of shares that may be issued under the 2005 Stock Plan represents 3.9% of the total number of shares of Valero common stock outstanding on March 1, 2005. Giving effect to the approval of the 2005 Stock Plan and the cancellation of the 2001 plan results in a net increase of 8.27 million shares, or 3.22% of outstanding shares. To minimize the dilutive effect of stock-based awards as well as for other business reasons, the Company expects to continue its practice of acquiring shares in the open market. From 2001 through 2004, we utilized approximately 16.9 million treasury shares under our existing employee stock plans.

Limitations on Awards

The 2005 Stock Plan is subject to the following limitations:

•	The option exercise price of stock options cannot be less than 100% of the fair market value of a share at the time the option is granted.

•	The grant price of a stock appreciation right (“SAR”) cannot be less than 100% of the fair market value of a share at the time the SAR is granted.

•	Repricing of stock options and SARs is not permitted.

•	Not more than 4,000,000 million shares may be in the form of time-lapse restricted stock.

•	Restricted stock or restricted stock unit awards that are not subject to a performance award will be subject to a minimum restriction period of three years from the date of grant.

•	No plan participant may receive during any calendar year awards that are to be settled in shares covering an aggregate of more than 1,000,000 shares.

•	No plan participant may receive during any calendar year awards that are to be settled in cash covering an aggregate of more than $20,000,000.

•	The term of awards will not be longer than 10 years.

•	The 2005 Stock Plan does not contain an evergreen provision.

Types of Awards

As with our existing employee stock plans, the 2005 Stock Plan permits the grant of different kinds of stock-based awards. We believe this flexibility is important because it allows us to change our compensation practices in response to changing business conditions. For example, as described in the Compensation Committee Report on page 18, under the heading “Stock Options/Restricted Stock,” in response to proposals to require expensing of stock options, the Committee determined in 2003 to reduce the stock option portion of long-term incentive awards by approximately one-third and to replace that portion with a number of shares of restricted stock of approximately equal value, and that awards of stock options and restricted stock would vest over a period of five years rather than three years. Subject to the specific limitations in the 2005 Stock Plan, the Committee generally has broad discretion to set the particular terms and conditions of individual awards.

The 2005 Stock Plan permits the granting of: (a) restricted stock, restricted stock units or stock units; (b) stock options (including both incentive and non-qualified stock options); (c) stock appreciation rights (“SARs”); (d) performance awards of cash, stock or property; and (e) other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other awards under the 2005 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares subject to a restriction period specified in the award. During the restriction period, the shares may not be transferred and are subject to forfeiture. Potential events of forfeiture include early termination of employment. The holder is otherwise usually treated as a registered stockholder with the right to receive dividends and vote the shares during the restriction period. Restricted stock units are similar to restricted stock except that the award takes the form of stock units instead of shares. During the restriction period, a holder of restricted stock units may be paid cash amounts, or dividend equivalents, that are equal in timing and amount to share dividends, but does not have voting or other shareholder rights. The units may be settled in cash or shares.

The Compensation Committee will determine the employees who are to receive an award of restricted stock or restricted stock units, the number of shares or units to be granted to each participant, the duration of the restriction period, the conditions under which the restricted stock or units may be forfeited to the Company and other terms and conditions of the awards. Restricted stock may not be disposed of by the participant until the restrictions specified in the award expire. The participant will have the right to vote the shares of restricted stock and receive any cash dividends during the restriction period.

Stock Options and Stock Appreciation Rights

Stock options give the holder the right to purchase shares at the exercise price specified in the award. SARs give the holder the right to receive an amount in cash or shares equal to the spread between the exercise price specified in the award and the market price of a share at the time of exercise. SARs may be granted alone or with stock options. Stock options and SARs granted under the 2005 Stock Plan are subject to the terms and conditions determined by the Compensation Committee, except that the exercise price cannot be less than 100% of the fair market value of a share at the time of the grant and the maximum term is 10 years. Incentive Stock Options, (“ISOs”) may be granted, provided that they meet the requirements of the Internal Revenue Code.

The Committee determines the form in which payment of the exercise price may be made, including cash, shares, other securities or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price.

Performance Awards

Performance awards may be granted under the 2005 Stock Plan which shall consist of a right payable in cash, shares, other securities or other property upon the achievement of performance goals. The Compensation Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum, installments, on a deferred basis or otherwise in accordance with procedures established by the Compensation Committee.

Performance goals may be particular to a plan participant, may relate to the performance of the Company or one of its subsidiaries or divisions, or a combination thereof. Performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such performance goals are met will determine the number and/or value of the performance award to the participant. Performance goals may include the following: (a) increased revenue; (b) net income measures (including income after capital costs and income before or after taxes); (c) stock price measures (including growth measures and total stockholder return); (d) market share; (e) earnings per share (actual or targeted growth); (f) earnings before interest, taxes, depreciation, and amortization; (g) economic value added or EVA®; (h) cash flow measures (including net cash flow and net cash flow before financing activities); (i) return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (j) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); (k) expense measures (including cost-per-barrel, overhead cost and general and administrative expense); (l) margins; (m) stockholder value; (n) total stockholder return; (o) proceeds from dispositions; (p) production volumes; (q) refinery runs or refinery utilization; (r) total market value; and (s) corporate values measures (including ethics compliance, environmental, and safety).

Performance awards granted under the 2005 Stock Plan to “covered employees” (as defined in Section 162(m) of the Internal Revenue Code) are intended to qualify as “performance-based compensation” within the meaning of Section 162(m). For any performance award that is intended to comply with Section 162(m), specification of the performance goal(s) must be made prior to the beginning of the performance period or not later that the date permitted under Section 162(m) and must otherwise satisfy the parameters of Section 162(m). The Compensation Committee must certify prior to payment that the previously established performance goal has been met. The Committee has discretion to decrease but not increase the value of a performance award during the performance period and prior to certification that the established performance goal has been met.

Stock Compensation and Other Stock-Based Awards

The Compensation Committee shall have authority to pay in shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of shares to be distributed in lieu of the cash compensation applicable to any award as well as the terms and conditions of any bonus awards shall be determined by the Compensation Committee. The Compensation Committee may grant other forms of awards based on, payable in, or otherwise related in whole or in part to shares under the 2005 Stock Plan. Subject to the terms of the 2005 Stock Plan, the Compensation Committee shall determine the terms and conditions of any such other stock-based awards.

Adjustments

The Committee may make appropriate adjustments in the number of shares available under the 2005 Stock Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders (including cash dividends that the Board of Directors determines are not in ordinary course of business but excluding normal cash dividends), liquidation, dissolution or other similar event.

Change of Control

Upon a change of control as defined in the 2005 Stock Plan, all unmatured installments of outstanding awards shall automatically be accelerated and exercisable in full and all restriction periods applicable to awards of restricted stock or restricted stock units shall automatically expire. Upon a change in control, performance cash and/or dividend equivalents previously granted and unpaid, or granted in the year during which the change of control occurs, shall be paid within 60 days of the occurrence of such change of control. If the change of control occurs before 50% of the performance period has elapsed then such performance cash and/or dividend equivalent shall be payable (pursuant to the terms and provisions of the award) in an amount equal to one-half of the maximum value of the performance cash and/or dividend equivalent (reduced by the application of the Committee’s negative discretion, if applicable). If the change of control occurs on or after 50% of the Performance Period has elapsed, then such performance cash and/or dividend equivalent shall be payable (pursuant to the terms and provisions of the award) in an amount equal to the full maximum value of the performance cash and/or dividend equivalent (reduced by the application of the Committee’s negative discretion, if applicable).

Amendment/Limitations on Amendments

The Committee, or as applicable, the Board, may terminate or amend the 2005 Stock Plan without stockholder approval, except that stockholder approval is required for any amendment that would (i) increase the number of shares available for awards, or the limits placed on particular types of awards, (ii) permit stock options or SARs to be granted with a per share exercise price of less than the fair market value of a share on the date of grant; or (iii) otherwise constitute a material amendment requiring stockholder approval under the rules of the New York Stock Exchange. No option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend, stock split or similar event as specified in the plan in order to prevent dilution or enlargement of benefits intended under the 2005 Stock Plan.

Effective Date and Termination

The 2005 Stock Plan will become effective May 1, 2005, subject to stockholder approval. The 2005 Stock Plan will terminate on April 30, 2015, after which no additional awards may be made. Additionally, the Committee or Board may terminate the 2005 Stock Plan at any time. However, unless otherwise expressly provided in the 2005 Stock Plan or in an applicable award agreement under the plan, any award made prior to such termination date that is outstanding on such termination date shall remain valid in accordance with its terms and conditions, and the authority of the Board or the Compensation Committee to amend, suspend or terminate any such award, or to waive any conditions or rights under any such award in accordance with the 2005 Stock Plan, shall extend beyond such date.

Federal Tax Aspects

Restricted Stock. When a participant receives an award of restricted stock, the participant generally will realize ordinary income in an amount equal to the fair market value of the shares less any amount paid for such shares at the time when the participant’s rights with respect to such shares are no longer subject to a substantial risk of forfeiture (unless the participant elects to accelerate recognition as of the date of the grant). Dividends or dividend equivalents paid to the participant during the restriction period will be taxable as ordinary income. Subject to Section 162(m) of the Internal Revenue Code, the Company generally will be allowed a tax deduction, subject to certain limitations, equal to the amount of ordinary income that is realized by the participant.

Stock Options and SARs. When a non-qualified option is exercised, the difference between the option price and any higher fair market value of the underlying shares, generally on the date of exercise, will be ordinary income to the optionee, and the Company will be entitled to claim a tax deduction equal to the amount the optionee recognizes as ordinary income. Any gain or loss realized by an optionee upon disposition of the shares acquired under the option generally will represent a capital gain or loss to the optionee, subject to short-term or long-term characterization depending on the holding period. The optionee’s basis in the shares for determining gain or loss on the disposition of the shares generally will be the fair market value of the shares on the date the option is exercised.

In the case of ISOs, upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company will then, subject to certain tax code limitations on deductibility, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

In the case of SARs granted either freestanding or in tandem with an option, the plan participant will not realize any compensation income at the time of grant. However, the fair market value of shares or cash delivered to the participant pursuant to the exercise of such SAR will be treated as ordinary income to the participant at the time of exercise.

Performance Awards. When a plan participant receives payment of a performance award, the participant generally will realize ordinary income in an amount equal to the fair market value of such award less any amount paid for the award. It is intended for the 2005 Stock Plan to meet the requirements of Section 162(m) of the Internal Revenue Code so that the Compensation Committee may, in its discretion, make awards of options, SARs and performance awards that constitute “performance-based” compensation within the meaning Section 162(m). The Company believes that awards intended and structured as such by the Compensation Committee will meet the requirements for “performance-based” compensation under Section 162(m), and that the amount of ordinary income to the participant with respect to such awards generally will be allowed as a deduction for federal income tax purposes to the Company. Other awards that may be subject to the attainment of performance measures but that do not meet the requirements of Section 162(m) will not qualify as “performance-based” compensation and, in such event, would be subject to Section 162(m) deduction restrictions. Section 162(m) limits the annual amount that may be deducted as a compensation expense to $1 million per “covered employee,” which is generally the chief executive officer and the top four highest paid officers (other than the chief executive officer) as of the last day of the taxable year.

Stock Compensation and Other Stock-Based Awards. Stock compensation and other stock-based compensation awards generally will result in ordinary income to the participant when paid and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding tax deduction.

Internal Revenue Code Section 409A

Section 409A of the Internal Revenue Code imposes new constraints on nonqualified deferred compensation, and some awards under the 2005 Stock Plan may be subject to these new rules. Failure to comply with the new rules under Section 409A may result in the early taxation of deferred compensation and the imposition of a 20% penalty. Notwithstanding anything in the 2005 Stock Plan to the contrary, if any provision or award under the plan would result in the imposition of an applicable tax under Section 409A and related regulations and pronouncements, that plan provision or award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an award.

Plan Benefits

Because awards under the 2005 Stock Plan are granted at the discretion of the Compensation Committee, it is not possible for the Company to determine the amount of awards that may be granted to the executives named in the Summary Compensation Table of this Proxy Statement or to any of the other 2005 Stock Plan participants if the plan is approved by the stockholders. Furthermore, no awards or grants have been made under the 2005 Stock Plan, and no awards or grants will be made under the plan unless the plan is approved by the stockholders.

On March 1, 2005, the closing price of the Company’s common stock as quoted on the NYSE was $68.06.

Other Business

If any matters not referred to in this Proxy Statement properly come before the Annual Meeting, a majority of the persons named in the proxy (or, if one such person acts, then that one) may vote the shares represented by proxy in accordance with their best judgment. The Board was not aware at a reasonable time before solicitation of proxies began of any other matters that would be presented for action at the meeting.

Additional Information — Advance Notice Required for Stockholder Nominations and Proposals

Under Valero’s bylaws, stockholders intending to bring any business before an Annual Meeting, including nominations of persons for election as directors, must give prior written notice to the Corporate Secretary regarding the business to be presented or persons to be nominated. The notice must be received at the principal executive office of Valero at the address shown on the cover page within the specified period and must be accompanied by the information and documents specified in the bylaws. A copy of the bylaws may be obtained by writing to the Corporate Secretary of Valero at the address shown on the cover page.

Recommendations by stockholders for directors to be nominated at the 2006 Annual Meeting of Stockholders must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee’s qualifications can be made. Recommendations must be accompanied by a notarized statement executed by the proposed nominee consenting to be named in the Proxy Statement, if nominated, and to serve as a director, if elected. Notice and the accompanying information must be received at the principal executive office of Valero at the address shown on the cover page not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

The provisions of the bylaws do not affect any stockholder’s right to request inclusion of proposals in the Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. Rule 14a-8 of the federal proxy rules specifies what constitutes timely submission for a stockholder proposal to be included in the Company’s proxy statement. If a stockholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company’s bylaws. A copy of these procedures is available upon request from the Corporate Secretary of the Company at the address shown on the cover page. One of the procedural requirements in the Company’s bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice must be received at the principal executive offices of Valero at the address shown on the cover page not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. It should be noted that those bylaw procedures govern proper submission of business to be put before a stockholder vote and do not preclude discussion by any stockholder of any business properly brought before the annual meeting. Under the SEC’s proxy solicitation rules, to be considered for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporate Secretary at Valero’s principal offices in San Antonio, Texas by November 25, 2005. Stockholders are urged to review all applicable rules and, if questions arise, to consult their own legal counsel before submitting a nomination or proposal to Valero. Four stockholder recommendations or proposals were received within the required period before the 2005 Annual Meeting, and all four were withdrawn.

Miscellaneous

Financial Statements/Annual Report

Consolidated financial statements and related information for Valero, including audited financial statements for the fiscal year ended December 31, 2004, are contained in the Company’s Annual Report on Form 10-K which is being distributed to stockholders with this Proxy Statement.

Valero’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 has simultaneously been mailed to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be treated as a part of the proxy materials.

Householding

The SEC has adopted rules that allow companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, as well as cost savings for companies by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke a consent to householding obtained by a broker, dealer or bank which holds shares for your account, you may do so by calling toll free at (800) 542-1061, or you may contact your broker.

Transfer Agent

Computershare Investor Services, Chicago, Illinois, serves as transfer agent, registrar and dividend paying agent. Correspondence relating to any stock accounts, dividends or transfers of stock certificates should be addressed to:

Computershare Investor Services
Shareholder Communications
P.O. Box A3504
Chicago, IL 60690-3504
(888) 470-2938
(312) 588-4700

By order of the Board of Directors,

Jay D. Browning
Vice President &
Corporate Secretary

Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249

March 25, 2005

APPENDIX A

Valero Energy Corporation

2005 Omnibus Stock Incentive Plan

Valero Energy Corporation 2005 Omnibus Stock Incentive Plan

The Valero Energy Corporation 2005 Omnibus Stock Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Valero Energy Corporation, a Delaware corporation (hereinafter called the “Company”) on March 10, 2005. The Plan will be effective on May 1, 2005, pending the approval by the Company’s stockholders at the time of the Annual Meeting on April 28, 2005.

ARTICLE 1. PURPOSE

     The purpose of the Plan is to attract and retain the services of able persons as employees and non-employee directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, or other forms of incentive awards, and to motivate such persons using performance-related incentives linked to longer-range performance goals and the interests of the Company’s stockholders, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company’s welfare; and (b) furnish an incentive to such persons to continue their services for the Company.

ARTICLE 2. DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Annual Incentive Plan” means the annual bonus program or successor plans of the Company, its subsidiaries or its successors.

2.2 “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Unit, Performance Share, Performance Unit, Performance Cash, or Dividend Equivalent whether granted singly, in combination or in tandem (each individually referred to herein as an “Incentive”). “Award” also means any Incentive to which an award under the Annual Incentive Plan is converted into an Award made pursuant to the Plan.

2.3 “Award Agreement” means a written agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

2.4 “Award Period” means the period during which one or more Incentives granted under an Award may be exercised or earned.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall mean the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) negligence or misconduct of the Participant which causes material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (iv) Participant’s failure to satisfactorily perform the material stated duties of Participant’s position with the Company or any of its Affiliates.

2.7 “Change of Control.” A Change of Control shall be deemed to occur when:

(a)	the stockholders of the Company approve any agreement or transaction pursuant to which: (i) the Company will merge or consolidate with any other Person (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity); (ii) the Company will sell all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company); or (iii) the Company will be liquidated or dissolved; or

(b)	any “person” or “group” (as these terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of such employee benefit plans, is or becomes an “Acquiring Person” as defined in the Rights Agreement (or any successor rights agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such rights agreement to be in force and effect, would have caused such person or group to be an “Acquiring Person” thereunder); or

(c)	any “person” or “group” shall commence a tender offer or exchange offer for 15% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

(d)	individuals who, as of any date, constitute the Board (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

(e)	the Distribution Date (as defined in the Rights Agreement) occurs; or

(f)	any other event occurs that is or has been determined by the Board or the Committee to constitute a “Change of Control” hereunder.

2.8 “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

2.9 “Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.10 “Common Stock” means the Company’s $0.01 par value common stock, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.11 “Company” means Valero Energy Corporation, a Delaware corporation, and any successor entity and any affiliate companies or subsidiaries thereto.

2.12 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

2.13 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.14 “Dividend Equivalent” means an Award, designated as a Dividend Equivalent, granted to Participants pursuant to Section 6.8 hereof, or in conjunction with other Awards, the value of which is determined, in whole or in part, by the value of payments tied to or based on the payment of dividends to holders of the Company’s Common Stock and may be conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.

2.15 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company, or an individual who has agreed to become an employee of the Company or any Subsidiary of the Company and actually becomes such an employee within the following six months.

2.16 “Executive Stock Incentive Plan” means the 2001 Executive Stock Incentive Plan, which is a stockholder approved stock incentive plan from which the Company grants equity or equity-based incentive awards to its employees. If the Plan is approved by stockholders, no future awards will be made from the Executive Stock Incentive Plan and it will be terminated.

2.17 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

2.18 “Incentive” means an Award under the Plan as defined by Section 2.2 of Article 2.

2.19 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.20 “Limited SAR” or “Limited Stock Appreciation Right” means an Award designated as an SAR as defined by Section 2.37 of Article 2, which is granted with certain limiting features as determined by the Committee and as set forth in the Award Agreement at the time of grant.

2.21 “Non-Employee Director” means a member of the Board who is not an Employee.

2.22 “Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

2.23 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.24 “Participant” shall mean an Employee or Non-Employee Director to whom an Award is granted under this Plan.

2.25 “Performance Award” means an Award made pursuant to this Plan to a Participant which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents.

2.26 “Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.7 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.

2.27 “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.28 “Performance Period” means the time period designated by the Committee during which performance goals must be met.

2.29 “Performance Share” means an Award, designated as a Performance Share in the form of shares of Common Stock or other securities of the Company, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.

2.30 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.

2.31 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.32 “Plan” means the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended from time to time.

2.33 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.34 “Restricted Stock Unit” means a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions, contingently awarded under Section 6.4 of the Plan.

2.35 “Retirement” means any Termination of Service solely due to retirement upon attainment of certain age and/or service requirements as specified by the Company’s qualified retirement program(s) or successor programs or as determined by the Committee in the event of early retirement.

2.36 “Rights Agreement” shall mean the Rights Agreement, dated as of June 18, 1997, between the Company and Computershare Investor Services, L.L.C., as Rights Agent (successor Rights Agent to Harris Trust and Savings Bank), as amended.

2.37 “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common

Stock on the date the SAR is exercised over the SAR Price for such shares, and may be granted as a Limited SAR.

2.38 “SAR Price” means the Fair Market Value of each share of Common Stock covered by a SAR, determined by the Committee on the Date of Grant of the SAR.

2.39 “SEC” shall mean the Securities and Exchange Commission.

2.40 “Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option.

2.41 “Stock Unit Award” means awards of Common Stock or other awards pursuant to Section 6.8 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.

2.42 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

ARTICLE 3. ADMINISTRATION

3.1 The Committee shall administer the Plan unless otherwise determined by the Board. If said Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

3.2 The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3 The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

3.4 The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

3.5 With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4. ELIGIBILITY

     Any Employee (including an Employee who is also a director or an officer) or Non-Employee Director is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5. SHARES SUBJECT TO PLAN

5.1 Total Shares Available. Subject to adjustment as provided in Articles 14 and 15, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) 10,000,000 shares of Common Stock; plus (b) shares of Common Stock previously subject to Awards that are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised.

5.2 Source of Shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.3 Restoration and Retention of Shares. If any shares of Common Stock subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 5.1. If an Award may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent an Award is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued or transferred under the Plan shall be reduced only by the number of shares actually issued and transferred to the Participant. If a Participant pays the purchase price of shares subject to a Stock Option or applicable taxes by surrendering shares of Common Stock in accordance with the provisions of Article 10, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to Section 5.1 shall have been charged only for the net number of shares issued or transferred pursuant to the Stock Option exercise. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

5.4 Uncertificated Shares. The Company’s transfer agent will deliver the shares of Common Stock each holder of Common Stock under the Plan is entitled to as a result of having received an Award under the Plan. Shares issued under the Plan will be registered in uncertificated book-entry form (unless a holder of Common Stock requests a certificate representing such holder’s shares of Common Stock). As a result, instead of receiving Common Stock certificates, holders of Common Stock will receive account statements reflecting their ownership interest in shares of Common Stock. The book-entry shares will be held with the Company’s transfer agent, which will serve as the record keeper for all shares of Common Stock being issued in connection with the Plan. Any stockholder who wants to receive a physical certificate evidencing shares of Common Stock issued under the Plan will be able to obtain a certificate at no charge by contacting the Company’s transfer agent. Computershare Investor Services, Chicago, Illinois, currently serves as transfer agent, registrar and dividend paying agent for Valero’s Common Stock. Correspondence relating to any stock accounts, dividends or transfers of stock certificates should be addressed to: Computershare Investor Services Shareholder Communications P.O. Box A3504 Chicago, IL 60690-3504 (888) 470-2938 (312) 588-4700.

ARTICLE 6. GRANT OF AWARDS

6.1 In General.

(a)	The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s) or the value of the Performance Award (if applicable), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)	If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

6.2 Limitations on Awards.

(a)	The Plan is subject to the following limitations:

(i)	The Option Price of Stock Options cannot be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(ii)	The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

(iii)	Repricing of Stock Options and SARs or other downward adjustments in the Option Price or SAR Price of previously granted Stock Options or SARs, respectively, are prohibited, except in connection with certain capital adjustments as described in Article 14 or 15.

(iv)	No more than 40% (4,000,000), of the available shares pursuant to Awards under the Plan may be in the form of time-lapse Restricted Stock.

(v)	No Participant may receive during any calendar year Awards that are to be settled in Shares of Common Stock covering an aggregate of more than 1,000,000 Shares.

(vi)	No Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than $20,000,000.

(vii)	The term of Awards may not exceed 10 years.

(b)	Limited SARs granted in tandem with Stock Options or other Awards shall not be counted towards the maximum individual grant limitation set forth in this Section, as the Limited SAR will expire based on conditions described in Section 6.5(b), below.

6.3 Rights as Stockholder. Except as provided in Section 6.4 of this Plan, until the issuance of the Shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Incentive or Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued, except as otherwise provided in this Plan.

6.4 Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

(a)	Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of shares of Common Stock specified in the Award Agreement for such Restricted Stock; and such shares shall be recorded in the share transfer records of the

Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Such shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 19.18 of the Plan. The Committee may require that the stock certificates or other evidence of ownership of the shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

(b)	Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

(i)	Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Any Restricted Stock or Restricted Stock Units not granted pursuant to a Performance Award, shall have a minimum Restriction Period of three years from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or Retirement. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)	Except as provided in subparagraph (i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (a) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (b) such provisions regarding returns and transfers of stock with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii)	The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service,

(ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable Performance Measurements, as may be determined by the Committee in its sole discretion.

(c)	Forfeiture. Except as otherwise determined by the Committee or the Chief Executive Officer, the provisions of Article 9 shall apply with respect to Restricted Stock granted hereunder.

6.5 SARs and Limited SARs.

(a)	An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

(b)	A Limited SAR shall allow the Participant to receive from the Company cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the Limited SAR) per share over the Limited SAR Price per share specified in such Limited SAR, multiplied by the total number of shares of the Limited SAR being surrendered. The Company will satisfy its obligation with a cash settlement to be made for any fractional Limited SAR. Limited SARs will expire without consideration upon the vesting, exercise, or settlement, in shares and/or in cash, of Awards for which the Limited SAR was granted in tandem.

6.6 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.7 Performance Based Awards.

(a)	Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Shares, Performance Cash, or Dividend Equivalents to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award Agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units or Performance Shares granted under the Plan shall have a minimum Restriction Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or Retirement.

Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(b)	Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(c)	Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

6.8 Other Stock Based Awards.

(a)	Grant of Other Stock Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of this Article, may provide to the Participant (i) dividends or Dividend Equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. The Committee shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award and shall set forth those rules in the related Award Agreement.

(b)	Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i)	All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)	Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(v)	The Committee as a result of certain circumstances may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.

ARTICLE 7. OPTION PRICE; SAR/LIMITED SAR PRICE

7.1 Option/SAR Price. The Option Price for any share of Common Stock which may be purchased under a Stock Option and the SAR/Limited SAR Price for any share of Common Stock subject to an SAR/Limited SAR shall be at least One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant.

7.2 Repricing of Stock Options and SARs Prohibited. Repricing of Stock Options and SARs or other downward adjustments in the Option Price or SAR Price of previously granted stock option or SAR awards, respectively, are prohibited, except in connection with certain capital adjustments as provided in Article 14 or 15.

ARTICLE 8. AWARD PERIOD; VESTING

8.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term.

No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant.

8.2 Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

ARTICLE 9. TERMINATION OF SERVICE

9.1 Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, a Stock Option, SAR or other Award having an exercise provision (each, an “Exercisable Award”) vests in and may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Exercisable Award an Employee or Non-Employee Director. If a Participant’s employment or service as a Non-Employee Director with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see Section 9.3 below), or is terminated by the Company for Cause, then any Exercisable Award previously granted to that Participant under the Plan which remains unexercised, whether vested or unvested, shall automatically lapse and be forfeited at the close of business on the date of such Participant’s termination of employment or service. If a Participant’s employment or service as a Non-

Employee Director is involuntarily terminated by the Company other than for Cause, (a) that portion of any Exercisable Award which has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (b) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the last business day of the twelfth month following the date of the Participant’s termination, unless an Exercisable Award sooner expires according to its original terms.

9.2 Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as a Non-Employee Director with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see Section 9.3 below), or is terminated by the Company with or without Cause, then any Award other than an Exercisable Award previously granted to that Participant under the Plan which remains unvested shall automatically lapse and be forfeited at the close of business on the date of such Participant’s termination of employment or service.

9.3 Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as a Non-Employee Director is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award’s original terms; provided, however, that any Restricted Stock or Restricted Stock Units held by the Participant which remain unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.

9.4 The Committee or the Chief Executive Officer may prescribe new or additional terms for the vesting, exercise or realization of any Award; provided, however, that no such action shall deprive a Participant or beneficiary, without his or her consent, of the right to any benefit accrued to his or her credit at the time of such action.

ARTICLE 10. EXERCISE OF INCENTIVE

10.1 In General. (a) A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

     (b) In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock.

10.2 Stock Options. (a) Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the

Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted, as well as any additional restrictions that may be imposed by the Committee.

     (b) Upon payment of all amounts due from the Participant, the Company shall cause shares of the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain possession of the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (c) If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

10.3 SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

10.4 Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Incentive may make the payment of the amount of any taxes required to be collected or withheld by the Company in connection with such exercise in whole or in part by electing, at or before the time of exercise, either (i) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose value equals the amount of the applicable supplemental wage withholding required plus any required state, local or employment tax withholdings, or (ii) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld.

10.5 Valuation. Any calculation with respect to a Participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Incentive shall be made using the Fair Market Value of the shares of Common Stock on the Exercise Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee. Notwithstanding the foregoing, for Stock Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which Shares were sold in the transaction.

ARTICLE 11. SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

     Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Article 11 in addition to the requirements of Article 6, above. Should conditions set forth under this Article 11 conflict with the requirements of Article 6, the conditions of this Article 11 shall prevail.

11.1 Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

11.2 Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(a)	Increased revenue;

(b)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(c)	Stock price measures (including but not limited to growth measures and total stockholder return);

(d)	Market share;

(e)	Earnings per share (actual or targeted growth);

(f)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(g)	Economic value added (“EVA®”);

(h)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(i)	Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(j)	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(k)	Expense measures (including but not limited to cost-per-barrel, overhead cost and general and administrative expense);

(l)	Margins;

(m)	Stockholder value;

(n)	Total stockholder return;

(o)	Proceeds from dispositions;

(p)	Production volumes;

(q)	Refinery runs or refinery utilization;

(r)	Total market value; and

(s)	Corporate values measures (including ethics compliance, environmental, and safety).

11.3 Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

11.4 Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

11.5 Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

11.6 Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

11.7 Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 11.

ARTICLE 12. AMENDMENT OR DISCONTINUANCE

12.1 In General. Subject to the limitations set forth in this Article 12, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which the shares of Common Stock are listed [or in order for the Plan and Incentives awarded under the Plan to continue to comply with Section

162(m) of the Code, including any successors to such Section], shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.

12.2 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided that, unless required by law, no action contemplated or permitted by this Article 12 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

12.3 Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section [ ] of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

ARTICLE 13. EFFECTIVE DATE AND TERM

The Plan shall be effective as of May 1, 2005. Subject to earlier termination pursuant to Article 12, the Plan shall have a term of ten (10) years from its effective date and will terminate on April 30, 2015. After termination of the Plan, no future Awards may be made. However, any Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 14. CAPITAL ADJUSTMENTS

14.1 In General. If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then:

(a)	An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b)	Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(c)	Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(d)	Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

(e)	Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under the Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

14.2 Issuance of Stock or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.

14.3 Notification. Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall notify each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 15. RECAPITALIZATION, MERGER AND CONSOLIDATION;
CHANGE OF CONTROL

15.1 Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.2 Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.

15.3 Acquired Entity. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the

Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all Stock Options and SARs may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all or any portion of all of the shares of Common Stock subject to such outstanding Incentives whether or not such Incentives are then vested or exercisable.

15.4 Change of Control.

(a)	In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary all unmatured installments of Incentives outstanding and not otherwise canceled in accordance with Section 15.3 above, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

(b)	In the event of a Change of Control, notwithstanding any other provision in this Plan and not otherwise canceled in accordance with Section 15.3 above, previously granted and unpaid Performance Cash and/or Dividend Equivalents or Performance Cash and/or Dividend Equivalents granted in the year during which the Change of Control occurs will be paid no later than sixty (60) days from the date of the occurrence of such Change of Control. The amount of the Performance Cash and/or Dividend Equivalent payable shall be:

(i)	One-half of the maximum value of Performance Cash and/or Dividend Equivalent payable pursuant to the terms and provisions of the Award (reduced by the application of the Committee’s negative discretion, if applicable) to such person if the Change of Control occurs before fifty percent (50%) of the Performance Period has elapsed; or

(ii)	The full maximum value of the Performance Cash and/or Dividend Equivalent payable pursuant to the terms and provisions of the Award (reduced by the application of the Committee’s negative discretion, if applicable) to such person if the Change of Control occurs on or after fifty percent (50%) of the Performance Period has elapsed.

ARTICLE 16. LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, sell all or substantially all of its property, or dissolve, liquidate, or wind up its affairs (each, a “Dissolution Event”), then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 17. ADDITIONAL AUTHORITY OF COMMITTEE

In addition to the Committee’s authority set forth elsewhere, in order to maintain a Participant’s rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Incentive, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

(a)	provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Incentive so that the Incentive may be exercised or realized in full on or before a date fixed by the Committee;

(b)	provide for the purchase of any Incentive, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Incentive or realization of the Participant’s rights in the Incentive had the Incentive been currently exercisable or payable;

(c)	adjust any outstanding Incentive as the Committee deems appropriate to reflect the Change of Control or Dissolution Event; or

(d)	cause any outstanding Incentive to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event.

(e)	The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

ARTICLE 18. INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER CORPORATIONS

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 19. MISCELLANEOUS PROVISIONS

19.1 Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

19.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

19.3 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

19.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.

19.5 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

19.6 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

19.7 Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Securities Exchange Act of 1934 and 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required; and the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the Shares deliverable pursuant to the Award for listing on the NYSE.

19.8 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

19.9 Tax Requirements; Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

19.10 Assignability. (a) Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 19.10 that is not required for compliance with Section 422 of the Code.

     (b) The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (a) there shall be no consideration for any such transfer, (b) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (c) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 19.10.

19.11 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

19.12 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

19.13 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

19.14 Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as herein before defined and any aforesaid successor to its business and/or assets.

19.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

19.16 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.17 Construction. Use of the term “including” in this Plan shall be construed to mean “including but not limited to.”

19.18 Legend. Each certificate or evidence of ownership representing shares of Restricted Stock issued to a Participant shall bear or be subject to the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced hereby are subject to and transferable only in accordance with the 2005 Valero Energy Corporation Omnibus Stock Incentive Plan, a copy of which is on file at the principal office of the Company in San Antonio, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of shares represented hereby, any holder, transferee or pledge beneficiary hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate or evidence of ownership of Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented hereby have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

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DESIGNATION (IF ANY)
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C 1234567890       J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

     Annual Meeting Proxy Card

This proxy will be voted or not voted as you direct. In the absence of such direction it will be voted FOR Proposals 1, 2 and 3.

   Proposal 1

The Board of Directors recommends a vote FOR the listed nominees.

To elect three Class II directors to serve until the 2008 Annual Meeting.

	For	Withhold
01 - W.E. “Bill” Bradford	☐	☐

02 - Ronald K. Calgaard	☐	☐

03 - William E. Greehey	☐	☐

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE

AND INTERNET VOTING INSTRUCTIONS.

Meeting Attendance

Mark this box with an X if you plan to attend the Annual Meeting. ☐

 The Board of Directors recommends a vote FOR the following proposals.

Proposal 2	For	Against	Abstain
Ratify the appointment of KPMG LLP as Valero’s independent registered public accounting firm for 2005.	☐	☐	☐

Proposal 3	For	Against	Abstain
Approve the 2005 Omnibus Stock Incentive Plan.	☐	☐	☐

   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

 I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Annual Meeting and Proxy Statement. All joint holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

          /          /

1 U P X                     H H H                     P P P P                     00533431

     Proxy - VALERO ENERGY CORPORATION

     NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors has determined that the 2005 Annual Meeting of Stockholders of Valero Energy Corporation will be held on Thursday, April 28, 2005 at 10:00 a.m., Central Time, at Valero’s offices located at One Valero Way, San Antonio, Texas 78249 (near the southwest corner of the intersection of I.H. 10 and Loop 1604 West.)

By signing on the reverse side, I (we) hereby appoint each of William E. Greehey, Gregory C. King and Jay D. Browning as proxy holders, with full power of substitution, to represent and to vote all stock of Valero Energy Corporation that the undersigned could vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s offices at One Valero Way in San Antonio, Texas on Thursday, April 28, 2005 at 10:00 a.m., including any adjournment thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Internet and Telephone Voting Instructions

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
VALERO ENERGY CORPORATION encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the proxy statement and then follow these easy steps:

•	Call toll free 1-866-593-2342 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

•	Follow the simple recorded instructions.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: press 1

When asked, please confirm your vote by pressing 1.

Option 2:	If you choose to vote on EACH proposal separately, press 2 and follow the simple recorded instructions.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

     Holder Account Number

     C0123456789

     Proxy Access Number

12345

     If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

     Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on April 28, 2005.
     THANK YOU FOR VOTING